CAPITOL FEDERAL FINANCIAL
EMPLOYEE STOCK OWNERSHIP PLAN

Originally Effective October 1, 1998
Amended and Restated Effective October 1, 2007

i

CAPITOL FEDERAL FINANCIAL
EMPLOYEE STOCK OWNERSHIP PLAN
TABLE OF CONTENTS
PREAMBLE		5

ARTICLE I	DEFINITION OF TERMS AND CONSTRUCTION	2

1.1	Definitions	2
(a)	Account	2
(b)	Act	2
(c)	Administrator	2
(d)	Annual Additions	2
(e)	Authorized Leave of Absence	2
(f)	Beneficiary	2
(g)	Board of Directors	2
(h)	Break	2
(i)	Code	3
(j)	Compensation	3
(k)	Date of Hire	4
(l)	Disability	4
(m)	Disability Retirement Date	4
(n)	Early Retirement Date	4
(o)	Effective Date	4
(p)	Eligibility Period	4
(q)	Employee	4
(r)	Employee Stock Ownership Account	4
(s)	Employee Stock Ownership Contribution	4
(t)	Employee Stock Ownership Suspense Account	4
(u)	Employer	4
(v)	Employer Securities	4
(w)	Entry Date	5
(x)	Exempt Loan	5
(y)	Exempt Loan Suspense Account	5
(z)	Financed Shares	5
(aa)	Former Participant	5
(bb)	Fund	5
(cc)	Hour of Service	5
(dd)	Investment Adjustments	6
(ee)	Limitation Year	6
(ff)	Normal Retirement Date	6
(gg)	Participant	6
(hh)	Plan	6
(ii)	Plan Year	6
(jj)	Qualified Domestic Relations Order	6
(kk)	Related Employer	6
(ll)	Retirement	6
(mm)	Service	7
(nn)	Sponsor	7
(oo)	Trust Agreement	7
(pp)	Trustee	7
(qq)	Valuation Date	7
(rr)	Year of Eligibility Service	7
(ss)	Year of Vesting Service	7

1.2	Plurals and Gender	7
1.3	Incorporation of Trust Agreement	7
1.4	Headings	7
1.5	Severability	7
1.6	References to Governmental Regulations	7
1.7	Notices	7
1.8	Evidence	8
1.9	Action by Employer	8

ARTICLE II	PARTICIPATION	9
2.1	Commencement of Participation	9
2.2	Termination of Participation	9
2.3	Resumption of Participation	9
2.4	Determination of Eligibility	9
2.5	Restricted Participation	9

ARTICLE III	CREDITED SERVICE	10
3.1	Service Counted for Eligibility Purposes	10
3.2	Service Counted for Vesting Purposes	10
3.3	Credit for Pre-Break Service	10
3.4	Service Credit During Authorized Leaves	10
3.5	Service Credit During Maternity or Paternity Leave	10
3.6	Ineligible Employees	11

ARTICLE IV	CONTRIBUTIONS	12
4.1	Employee Stock Ownership Contribution	12
4.2	Time and Manner of Employee Stock Ownership Contribution	12
4.3	Records of Contributions	13
4.4	Erroneous Contributions	13

ARTICLE V	ACCOUNTS, ALLOCATIONS AND INVESTMENTS	14
5.1	Establishment of Separate Participant Accounts	14
5.2	Establishment of Suspense Accounts	14
5.3	Allocation of Earnings, Losses and Expenses	15
5.4	Application of Forfeitures	15
5.5	Allocation of Employee Stock Ownership Contribution	15
5.6	Limitation on Annual Additions	15
5.7	Erroneous Allocations	16
5.8	Value of Participant's Account	16
5.9	Investment of Account Balances	16

ARTICLE VI	RETIREMENT, DEATH AND DESIGNATION OF BENEFICIARY	17
6.1	Normal Retirement	17
6.2	Early Retirement	17
6.3	Disability Retirement	17
6.4	Death Benefits	17
6.5	Designation of Beneficiary and Manner of Payment	17

ARTICLE VII	VESTING AND FORFEITURES	19
7.1	Vesting on Death, Disability and Normal Retirement	19
7.2	Vesting on Termination of Participation	19
7.3	Disposition of Forfeitures	19

ARTICLE VIII	EMPLOYEE STOCK OWNERSHIP PROVISIONS	20
8.1	Right to Demand Employer Securities	20
8.2	Voting Rights; Tendering Shares	20
8.3	Nondiscrimination in Employee Stock Ownership Contribution	21
8.4	Dividends	21

8.5	Exempt Loans	23
8.6	Exempt Loan Payments	23
8.7	Put Option	24
8.8	Diversification Requirements	25
8.9	Independent Appraiser	25

ARTICLE IX	PAYMENTS AND DISTRIBUTIONS	26
9.1	Payments on Termination of Service - In General	26
9.2	Commencement of Payments	26
9.3	Mandatory Commencement of Benefits	26
9.4	Required Beginning Dates	29
9.5	Form of Payment	29
9.6	Payments Upon Termination of Plan	29
9.7	Distributions Pursuant to Qualified Domestic Relations Orders	30
9.8	Cash-Out Distributions	30
9.9	ESOP Distribution Rules	31
9.1	Direct Rollover	31
9.11	Waiver of 30-day Notice	32
9.12	Re-employed Veterans	32
9.13	Share Legend	32
9.14.	Power to Reduce Benefit	32

ARTICLE X	PROVISIONS RELATING TO TOP-HEAVY PLANS	33
10.1	Top-Heavy Rules to Control	33
10.2	Top-Heavy Plan Definitions	33
10.3	Calculation of Accrued Benefits	33
10.4	Determination of Top-Heavy Status	35
10.5	Minimum Contribution	35
10.6	Vesting	36

ARTICLE XI	ADMINISTRATION	37
11.1	Appointment of Administrator	37
11.2	Resignation or Removal of Administrator	37
11.3	Appointment of Successors: Terms of Office, Etc.	37
11.4	Powers and Duties of Administrator	37
11.5	Action by Administrator	38
11.6	Participation by Administrator	38
11.7	Agents	38
11.8	Allocation of Duties	39
11.9	Delegation of Duties	39
11.1	Administrator's Action Conclusive	39
11.11	Compensation and Expenses of Administrator	39
11.12	Records and Reports	39
11.13	Reports of Fund Open to Participants	39
11.14	Named Fiduciary	39
11.15	Information from Employer	40
11.16	Responsibilities of Directors	40
11.17	Liability and Indemnification	40

ARTICLE XII	CLAIMS PROCEDURE	41
12.1	Notice of Denial	41
12.2	Right to Reconsideration	41
12.3	Review of Documents	41
12.4	Decision by Administrator	41
12.5	Notice by Administrator	41
12.6	Special Claims Procedures	41

ARTICLE XIII	AMENDMENTS, TERMINATION AND MERGER	43
13.1	Amendments	43
13.2	Effect of Change In Control	43
13.3	Consolidation or Merger of Trust	44
13.4	Bankruptcy or Insolvency of Employer	44
13.5	Voluntary Termination	45
13.6	Partial Termination of Plan or Permanent Discontinuance of Contributions	45

ARTICLE XIV	MISCELLANEOUS	46
14.1	No Diversion of Funds	46
14.2	Liability Limited	46
14.3	Facility of Payment	46
14.4	Spendthrift Clause	46
14.5	Benefits Limited to Fund	46
14.6	Cooperation of Parties	46
14.7	Payments Due Missing Persons	47
14.8	Governing Law	47
14.9	Nonguarantee of Employment	47
14.1	Counsel	47
14.11	Purposes	47
14.12	Invalidity	47

ARTICLE XVI	TRUST PROVISIONS	48
15.1	Contributions	48
15.2	Information and Data to be Furnished the Trustee	48
15.3	Trust Fund and Accounts	48
15.4	Duties and Powers of the Trustee	49
15.5	Resignation or Removal of the Trustee	53
15.6	Continuance and Termination of this Agreement	54
15.7	Miscellaneous	54

CAPITOL FEDERAL FINANCIAL
EMPLOYEE STOCK OWNERSHIP PLAN

PREAMBLE

THIS PLAN AND TRUST AGREEMENT, made and entered into this 4th day of September, 2007, by and between Capitol Federal Financial, a federally-chartered corporation (hereinafter referred to as “Sponsor” or “Employer”) and Principal Financial Group (hereinafter referred to as “Trustee”), is to witnesseth that:

WHEREAS, effective as of October 1, 1998, Capitol Federal Financial, adopted the Capitol Federal Financial Employee Stock Ownership Plan (“Plan”) in order to enable Participants to share in the growth and prosperity of the Sponsor and its wholly owned subsidiary, Capitol Federal Savings Bank, and to provide Participants with an opportunity to accumulate capital for their future economic security by accumulating funds to provide retirement, death and disability benefits; and

WHEREAS,  the Plan is a stock bonus plan, designed to meet the applicable requirements of Code Section 409, and an employee stock ownership plan, designed to meet the applicable requirements of Code Section 4975(e)(7) and Act Section 407(d)(6); and

WHEREAS, the Plan is intended to invest primarily in “qualifying employer securities” as defined in Code Section 4975(e)(8); and

WHEREAS, The Sponsor intends that the Plan will qualify under Code Sections 401(a) and 501(a) and will comply with such provisions; and

WHEREAS, the Plan has been amended and restated from time to time to comply with various legislation affecting tax-qualified plans; and

WHEREAS, the Plan is hereby being amended to comply with the applicable provisions of the Pension Protection Act of 2006; and

WHEREAS, the Sponsor's Board of Directors has resolved to adopt, continue, sponsor, and maintain the Plan for the benefit of eligible employees; and

WHEREAS, the Sponsor wishes to include the Plan terms within the provisions of a trust document consistent with the Sponsor's practice with its other pension benefit plan; and

NOW, THEREFORE, in consideration of the foregoing premises, effective October 1, 2007, except to the extent a different effective date is prescribed by applicable pension legislation, or except to the extent a particular Plan section specifies a different effective date, the parties agree through this instrument to continue an existing plan and  trust relationship and, through this instrument, the sponsor amends, restates, continues, adopts and agrees to maintain that certain stock bonus plan and employee stock ownership plan qualified under Code Section 401(a) and 4975(e)(7) and Treas. Reg. §1.401-1(b)(1)(iii) known as the “Capitol Federal Financial Employee Stock Ownership Plan” in accordance with the provisions set forth herein.  Notwithstanding the foregoing, the rights of any person (including such person's beneficiaries) who terminated employment or who retired on or before any effective date, or the effective date of a particular amendment, shall be determined solely under the terms of this Plan as in effect on the date of his termination of employment or retirement, unless such person is thereafter reemployed and again becomes a participant.

ARTICLE I
DEFINITION OF TERMS AND CONSTRUCTION

1.1           Definitions.

Unless a different meaning is plainly implied by the context, the following terms as used in this Plan shall have the following meanings:

(a)           "Account" shall mean a Participant's or Former Participant's entire accrued benefit under the Plan, including the balance credited to his Employee Stock Ownership Account and any other account described in Section 5.1.

(b)           "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, together with the applicable regulations promulgated thereunder.

(c)           "Administrator" shall mean the fiduciary provided for in Article XI.

(d)           "Annual Additions" shall mean, with respect to each Participant, the sum of those amounts allocated to the Participant's Account under this Plan and accounts under any other qualified defined contribution plan to which the Employer or a Related Employer contributes for any Limitation Year, consisting of the following:

(1)  Employer contributions;

(2)  Forfeitures; and

(3)  Employee contributions (if any).

Annual Additions shall not include any Investment Adjustment.  Annual Additions also shall not include employer contributions which are used by the Trust to pay interest on an Exempt Loan nor any forfeitures of Employer Securities purchased with the proceeds of an Exempt Loan, provided that not more than one-third of the employer contributions are allocated to Participants who are among the group of employees deemed "highly compensated employees" within the meaning of Code Section 414(q), as further described in Section 8.3.  Annual Additions also shall not include any other amounts not considered annual additions pursuant Treasury Regulations issued under Code Section 415.

(e)           "Authorized Leave of Absence" shall mean an absence from Service with respect to which the Employee may or may not be entitled to Compensation and which meets any one of the following requirements:

(1)            Service in any of the armed forces of the United States for up to 36 months, provided that the Employee resumes Service within 90 days after discharge, or such longer period of time during which such Employee's employment rights are protected by law; or

(2)           Any other absence or leave expressly approved and granted by the Employer.  In approving such leaves of absence, the Employer shall treat all Employees on a uniform and nondiscriminatory basis.

(f)           "Beneficiary" shall mean such legal or natural persons, who may be designated contingently or successively, as may be designated by the Participant pursuant to Section 6.5 to receive benefits after the death of the Participant, or in the absence of a valid designation, such persons specified in Section 6.5(b) to receive benefits after the death of the Participant.

(g)           "Board of Directors" shall mean the Board of Directors of the Sponsor.

(h)           "Break" shall mean a Plan Year during which an Employee fails to complete more than 500 Hours of Service.

(i)           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, together with the applicable regulations promulgated thereunder.

(j)           "Compensation" shall be defined as follows:

(1)           Generally.  Compensation shall mean the “compensation” paid to an Employee by the Employer for services rendered to the Employer during a Plan Year, after the date on which the Employee becomes a Participant,  as defined in Code Section 3401(a) (for purposes of income tax withholding at the source) plus amounts that would be required to be included as wages but for an election under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b) of the Code, plus all other payments of compensation to an employee by his employer (in the course of the employer's trade or business) for which the employer is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052.  Notwithstanding the following, for purposes of this Section 1.1(j)(1), the following items shall not constitute Compensation: reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation welfare benefits, amounts paid by the Employer or accrued with respect to this Plan or any other qualified or non-qualified unfunded plan of deferred compensation or other employee welfare plan to which the Employer contributes, payments for group insurance, medical benefits, expense reimbursements, including moving expenses, bonuses, excess commissions as described in certain employment contracts, overtime pay, incentive pay, employee referral payments and income reportable on Form W-2 in connection with the Employer's recognition and retention plan and stock option plans.  Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

(2)           Compensation for purposes of applying the limitations of Code Section 415.  For purposes of applying the limitations of Code Section 415, the term “Compensation” shall mean wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source), plus amounts that would be included in wages but for an election under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b), plus all other payments of compensation to an employee by his employer (in the course of the employer's trade or business) for which the employer is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. See §§1.6041-1(a), but excluding amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant, but only to the extent that, at the time of the payment, it is reasonable to believe that these amounts are deductible by the Participant under Code Section 217.  Any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)) are disregarded for this purpose.

(3)           General timing rule.  In order to be taken into account for a Plan Year with respect to (1) above, or a Limitation Year with respect to (2) above, Compensation must be actually paid or made available to a Participant (or, if earlier, includible in the gross income of the Participant) within the Plan Year or Limitation Year, as the case may be. For this purpose, compensation is treated as paid on a date if it is actually paid on that date or it would have been paid on that date but for an election under Code section 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i), or 457(b).

(4)           Special rules regarding severance compensation.  For purposes of applying the definitions in (1) and (2) above, in order to be taken into account for a Plan Year or Limitation Year, Compensation must be paid or treated as paid to the Participant prior to the Participant's severance from employment with the Employer maintaining the plan.  For this purpose, severance from employment is determined in the same manner as under Treasury Regulation Section 1.401(k)-1(d)(2) except that, for purposes of determining the employer of an employee, the modifications provided under Code Section 415(h) to the employer aggregation rules apply.

This paragraph shall be interpreted in a manner consistent with the Regulations under Code Section 415.

(5)           Dollar Limitation.   Notwithstanding anything herein to the contrary, the annual Compensation of each Participant taken into account under the Plan for any purpose during any Plan Year shall not exceed $200,000.  The $200,000 dollar amount shall be adjusted from time to time in accordance with Section 415(d) of the Code.

(k)           "Date of Hire" shall mean the date on which an Employee shall perform his first Hour of Service.  Notwithstanding the foregoing, in the event that an Employee incurs one or more consecutive Breaks after his initial Date of Hire which results in the forfeiture of his pre-Break Service pursuant to Section 3.3, his "Date of Hire" shall thereafter be the date on which he completes his first Hour of Service after such Break or Breaks.

(l)           "Disability" shall mean a physical or mental impairment which prevents a Participant from performing the duties assigned to him by the Employer and which either has caused the Social Security Administration to classify the individual as "disabled" for purposes of Social Security or has been determined by a qualified physician selected by the Administrator.

(m)           "Disability Retirement Date" shall mean the first day of the month after which a Participant incurs a Disability.

(n)           "Early Retirement Date".   There is no early retirement under this Plan.

(o)           "Effective Date" shall mean October 1, 1998. The effective date of the amended and restated Plan shall mean October 1, 2007.

(p)           "Eligibility Period" shall mean the period of 12 consecutive months commencing on an Employee's Date of Hire.  Succeeding Eligibility Periods after the initial Eligibility Period shall be based on the Plan Year beginning with the Plan Year which includes the first anniversary date of an Employee's Date of Hire, and subsequent Plan Years.

(q)           "Employee" shall mean any person who is classified as an employee by the Employer or a Related Employer, including officers, but excluding directors in their capacity as such.  Individuals not originally classified as Employees who are later classified as such for any reason shall not be treated as Employees under the Plan.

(r)           "Employee Stock Ownership Account" shall mean the separate bookkeeping account established for each Participant pursuant to Section 5.1(a).

(s)           "Employee Stock Ownership Contribution" shall mean the cash, Employer Securities, or both that are contributed to the Plan by the Employer pursuant to Article IV.

(t)           "Employee Stock Ownership Suspense Account" shall mean the temporary account in which the Trustee may maintain any Employee Stock Ownership Contribution that is made prior to the last day of the Plan Year for which it is made, as described in Section 5.2.

(u)           "Employer" shall mean Capitol Federal Financial, a federally-chartered corporation, and its wholly owned subsidiary, Capitol Federal Savings Bank, or any successors to the aforesaid corporations by merger, consolidation or otherwise, which may agree to continue this Plan, or any Related Employer or any other business organization which, with the consent of the Sponsor, shall agree to become a party to this Plan.  To the extent required by the Code or the Act, references herein to the Employer shall also include all Related Employers, whether or not they are participating in this Plan.

(v)           "Employer Securities" shall mean the common stock issued by Capitol Federal Financial, a federally-chartered corporation.  Such term shall also mean, in the discretion of the Board of Directors, any other common stock issued by the Employer or any Related Employer having voting power and dividend rights equal to or in excess of:

(1)           that class of common stock of the Employer or a Related Employer having the greatest voting power, and

(2)           that class of common stock of the Employer or a Related Employer having the greatest dividend rights.

Non-callable preferred stock shall be treated as Employer Securities if such stock is convertible at any time into stock which meets the requirements of (1) and (2) next above and if such conversion is at a conversion price which (as of the date of the acquisition by the Plan) is reasonable.  For purposes of the last preceding sentence, preferred stock shall be treated as non-callable if, after the call, there will be a reasonable opportunity for a conversion which meets the requirements of the last preceding sentence.

(w)           "Entry Date" shall mean each October 1 and April 1.

(x)           "Exempt Loan" shall mean a loan described at Section 4975(d)(3) of the Code to the Trustee to purchase Employer Securities for the Plan, made or guaranteed by a disqualified person, as defined at Section 4975(e)(2) of the Code, including, but not limited to, a direct loan of cash, a purchase money transaction, an assumption of an obligation of the Trustee, an unsecured guarantee or the use of assets of such disqualified person as collateral for such a loan.

(y)           "Exempt Loan Suspense Account" shall mean the account to which Financed Shares are initially credited until they are released in accordance with Section 8.5.

(z)           "Financed Shares" shall mean the Employer Securities acquired by the Trustee with the proceeds of an Exempt Loan and which are credited to the Exempt Loan Suspense Account until they are released in accordance with Section 8.5.

(aa)           "Former Participant" shall mean any previous Participant whose participation has terminated but who has a vested Account in the Plan which has not been distributed in full.

(bb)           "Fund" shall mean the trust fund maintained by the Trustee pursuant to the Trust Agreement in order to provide for the payment of the benefits specified in the Plan.

(cc)           "Hour of Service" shall mean each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer or a Related Employer for the performance of duties or for reasons other than the performance of duties (such as vacation time, holidays, sickness, disability, paid lay-offs, jury duty and similar periods of paid nonworking time).  To the extent not otherwise included, Hours of Service shall also include each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or a Related Employer.  Hours of working time shall be credited on the basis of actual hours worked, even though compensated at a premium rate for overtime or other reasons.  In computing and crediting Hours of Service for an Employee under this Plan, the rules set forth in Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations shall apply, said sections being herein incorporated by reference.  Hours of Service shall be credited to the Plan Year or other relevant period during which the services were performed or the nonworking time occurred, regardless of the time when compensation therefor may be paid.  Any Employee for whom no hourly employment records are kept by the Employer or a Related Employer shall be credited with 45 Hours of Service for each calendar week in which he would have been credited with a least one Hour or Service under the foregoing provisions, if hourly records were available.  Solely for purposes of determining whether a Break for participation and vesting purposes has occurred in an Eligibility Period or a Plan Year, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence.  For purposes of Section 1.1(cc), an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.  The Hours of Service credited under this provision shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in that period, or (2) in all other cases, in the following computation period.

(dd)           "Investment Adjustments" shall mean the increases and/or decreases in the value of a Participant's Account attributable to earnings, gains, losses and expenses of the Fund, as set forth in Section 5.3.

(ee)           "Limitation Year" shall mean the Plan Year.

(ff)           "Normal Retirement Date" shall mean the date on which a Participant attains age 65.

(gg)           "Participant" shall mean an Employee who has met all of the eligibility requirements of the Plan and who is currently included in the Plan as provided in Article II hereof; provided, however, that the term "Participant" shall not include (1) leased employees (as defined herein), (2) any individual who is employed by a Related Employer that has not adopted the Plan in accordance with Section 1.1(u) hereof, (3) any Employee who is regularly employed outside the Employer's own offices in connection with the operation and maintenance of buildings or other properties acquired through foreclosure or deed, (4) any Employee who is a non-resident alien individual and who has no earned income from sources within the United States, or (5) any Employee who is included in a unit of Employees covered by a collective-bargaining agreement with the Employer or a Related Employer that does not expressly provide for participation of such Employees in the Plan, where there has been good-faith bargaining between the Employer or a Related Employer and Employees' representatives on the subject of retirement benefits.  To the extent required by the Code or the Act, or appropriate based on the context, references herein to Participant shall include Former Participant.  The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient.

(hh)           "Plan" shall mean the Capitol Federal Financial Employee Stock Ownership Plan, as described herein or as hereafter amended from time to time.

(ii)           "Plan Year" shall mean the twelve month period commencing October 1 and ending September 30.

(jj)           "Qualified Domestic Relations Order" shall mean any judgment, decree or order that satisfies the requirements to be a "qualified domestic relations order," as defined in Section 414(p) of the Code.

(kk)           "Related Employer" shall mean any entity that is:

(1)            a member of a controlled group of corporations that includes the Employer, while it is a member of such controlled group (within the meaning of Section 414(b) of the Code);

(2)           a member of a group of trades or businesses under common control with the Employer, while it is under common control (within the meaning of Section 414(c) of the Code);

(3)           a member of an affiliated service group that includes the Employer, while it is a member of such affiliated service group (within the meaning of Section 414(m) of the Code); or

(4)           a leasing or other organization that is required to be aggregated with the Employer pursuant to the provisions of Section 414(n) or 414(o) of the Code.

(ll)           "Retirement" shall mean termination of employment which qualifies as early, normal or Disability retirement as described in Article VI.

(mm)                      "Service" shall mean, for purposes of eligibility to participate and vesting,  employment with the Employer or any Related Employer, and for purposes of allocation of the Employee Stock Ownership Contribution and forfeitures, employment with the Employer.

(nn)           "Sponsor" shall mean Capitol Federal Financial.

(oo)           "Trust Agreement" shall mean the agreement by and between the Sponsor and the Trustee, as in effect from time to time, whether set forth herein or otherwise.

(pp)           "Trustee" shall mean the trustee or trustees by whom the assets of the Plan are held, as provided in the Trust Agreement, or his or their successors.

(qq)           "Valuation Date" shall mean the last day of each Plan Year.  Notwithstanding the foregoing, the Trustee may value the Trust as frequently as each business day of the Plan Year to determine the fair market value of each Participant's Account under the Plan.

(rr)           "Year of Eligibility Service" shall mean an Eligibility Period during which an Employee is credited with at least 1,000 Hours of Service, except as otherwise specified in Article III.

(ss)           "Year of Vesting Service" shall mean a Plan Year during which an Employee is credited with at least 1,000 Hours of Service, except as otherwise specified in Article III.

1.2           Plurals and Gender.

Where appearing in the Plan and the Trust Agreement, the masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates otherwise.

1.3           Incorporation of Trust Agreement.

If there is a separate Trust Agreement, then that Trust Agreement, as the same may be amended from time to time, is intended to be and hereby is incorporated by reference into this Plan.  All contributions made under the Plan will be held, managed and controlled by the Trustee pursuant to the terms and conditions of the Trust Agreement.

1.4           Headings.

The headings and sub-headings in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

1.5           Severability.

In case any provision of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

1.6           References to Governmental Regulations.

References in this Plan to regulations issued by the Internal Revenue Service, the Department of Labor, or other governmental agencies shall include all regulations, rulings, procedures, releases and other position statements issued by any such agency.

1.7           Notices.

Any notice or document required to be filed with the Administrator or Trustee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Administrator in care of the Sponsor or to the Trustee, each at its principal business offices.  Any notice required under the Plan may be waived in writing by the person entitled to notice.

1.8           Evidence.

Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

1.9           Action by Employer.

Any action required or permitted to be taken by any entity constituting the Employer under the Plan shall be by resolution of its Board of Directors or by a person or persons authorized by its Board of Directors.

ARTICLE II
PARTICIPATION

2.1           Commencement of Participation.

(a)           Any Employee who is otherwise eligible to become a Participant in accordance with Section 1.1(gg) hereof shall initially become a Participant on the Entry Date coincident with or next following the date on which he has attained age twenty-one (21) and completes one Year of Eligibility Service.

(b)           Any Employee who had satisfied the requirements set forth in Section 2.1(a) during the 12 consecutive month period prior to the Effective Date shall become a Participant on the Effective Date, provided he is still employed by the Employer on the Effective Date.

2.2           Termination of Participation.

After commencement or resumption of his participation, an Employee shall remain a Participant during each consecutive Plan Year thereafter until the earliest of the following dates:

(a)           His actual Retirement date;

(b)           His date of death; or

(c)           The last day of a Plan Year during which he incurs a Break.

2.3           Resumption of Participation.

(a)           Any Participant whose employment terminates and who resumes Service before he incurs a Break shall resume participation immediately on the date he is reemployed.

(b)           Except as otherwise provided in Section 2.3(c), any Participant who incurs one or more Breaks and resumes Service shall resume participation retroactively as of the first day of the first Plan Year in which he completes a Year of Eligibility Service after such Break(s).

(c)           Any Participant who incurs one or more Breaks and resumes Service, but whose pre-Break Service is not reinstated to his credit pursuant to Section 3.3, shall be treated as a new Employee and shall again be required to satisfy the eligibility requirements contained in Section 2.1(a) before resuming participation on the appropriate Entry Date, as specified in Section 2.1(a).

2.4           Determination of Eligibility.

The Administrator shall determine the eligibility of Employees in accordance with the provisions of this Article.  For each Plan Year, the Employer shall furnish the Administrator a list of all Employees, indicating their Date of Hire, their Hours of Service during their Eligibility Period, their date of birth, the original date of their reemployment with the Employer, if any, and any Breaks they may have incurred.

2.5           Restricted Participation.

Subject to the terms and conditions of the Plan, during the period between the Participant's date of termination of participation in the Plan (as described in Section 2.2) and the distribution of his entire Account (as described in Article IX), and during any period that a Participant does not meet the requirements of Section 2.1(a) or is employed by a Related Employer that is not participating in the Plan, the Participant or, in the event of the Participant's death, the Beneficiary of the Participant, will be considered and treated as a Participant for all purposes of the Plan, except as follows:

(a)           the Participant will not share in the Employee Stock Ownership Contribution and forfeitures (as described in Sections 7.2 and 7.3), except as provided in Sections 5.4 and 5.5; and

(b)           the Beneficiary of a deceased Participant cannot designate a Beneficiary under Section 6.5.

ARTICLE III
CREDITED SERVICE

3.1           Service Counted for Eligibility Purposes.

Except as provided in Section 3.3, all Years of Eligibility Service completed by an Employee shall be counted in determining his eligibility to become a Participant on and after the Effective Date, whether such Service was completed before or after the Effective Date.

3.2           Service Counted for Vesting Purposes.

All Years of Vesting Service completed by an Employee (including Years of Vesting Service completed prior to the Effective Date) shall be counted in determining his vested interest in this Plan, except the following:

(a)           Service which is disregarded under the provisions of Section 3.3;

(b)           Service prior to the Effective Date of this Plan if such Service would have been disregarded under the "break in service" rules (within the meaning of Section 1.411(a)-5(b) of the Treasury Regulations).

3.3           Credit for Pre-Break Service.

Upon his resumption of participation following one or a series of consecutive Breaks, an Employee's pre-Break Service shall be reinstated to his credit for eligibility and vesting purposes only if either:

(a)           He was vested in any portion of his accrued benefit at the time the Break(s) began; or

(b)           The number of his consecutive Breaks does not equal or exceed the greater of 5 or the number of his Years of Eligibility Service or Years of Vesting Service, as the case may be, credited to him before the Breaks began.

Except as provided in the foregoing, none of an Employee's Service prior to one or a series of consecutive Breaks shall be counted for any purpose in connection with his participation in this Plan thereafter.

3.4           Service Credit During Authorized Leaves.

An Employee shall receive no Service credit under Section 3.1 or 3.2 during any Authorized Leave of Absence.  However, solely for the purpose of determining whether he has incurred a Break during any Plan Year in which he is absent from Service for one or more Authorized Leaves of Absence, he shall be credited with 45 Hours of Service for each week during any such leave period.  Notwithstanding the foregoing, if an Employee fails to return to Service on or before the end of a leave period, he shall be deemed to have terminated Service as of the first day of such leave period and his credit for Hours of Service, determined under this Section 3.4, shall be revoked.  Notwithstanding anything contained herein to the contrary, an Employee who is absent by reason of military service as set forth in Section 1.1(e)(1) shall be given Service credit under this Plan for such military leave period to the extent, and for all purposes, required by law.

3.5           Service Credit During Maternity or Paternity Leave.

For purposes of determining whether a Break has occurred for participation and vesting purposes, an individual who is on maternity or paternity leave as described in Section 1.1(cc), shall be deemed to have completed Hours of Service during such period of absence, all in accordance with Section 1.1(cc).  Notwithstanding the foregoing, no credit shall be given for such Hours of Service unless the individual furnishes to the Administrator such timely information as the Administrator may reasonably require to determine:

(a)           that the absence from Service was attributable to one of the maternity or paternity reasons enumerated in Section 1.1(cc); and

(b)	the number of days of such absence.

In no event, however, shall any credit be given for such leave other than for determining whether a Break has occurred.

3.6           Ineligible Employees.

Notwithstanding any provisions of this Plan to the contrary, any Employee who is ineligible to participate in this Plan either because of his failure

(a)           To meet the eligibility requirements contained in Article II; or

(b)           To be a Participant, as defined in Section 1.1(gg),

shall, nevertheless, earn Years of Eligibility Service and Years of Vesting Service pursuant to the rules contained in this Article III.  However, such Employee shall not be entitled to an allocation of any contributions or forfeitures hereunder unless and until he becomes a Participant in this Plan, and then, only during his period of participation.

ARTICLE IV
CONTRIBUTIONS

4.1           Employee Stock Ownership Contribution.

(a)           Subject to all of the provisions of this Article IV, for each Plan Year commencing on or after the Effective Date, the Employer shall make an Employee Stock Ownership Contribution to the Fund in such amount as may be determined by resolution of the Board of Directors in its discretion; provided, however, that the Employer shall contribute an amount in cash not less than the amount required to enable the Trustee to discharge any indebtedness incurred with respect to an Exempt Loan in accordance with Section 8.6(c).  If any part of the Employee Stock Ownership Contribution under this Section 4.1 for any Plan Year is in cash in an amount exceeding the amount needed to pay the amount due during or prior to such Plan Year with respect to an Exempt Loan, such cash shall be applied by the Trustee, as directed by the Administrator in its sole discretion, either to the purchase of Employer Securities or to repay an Exempt Loan.  Contributions hereunder shall be in the form of cash, Employer Securities or any combination thereof.  In determining the value of Employer Securities transferred to the Fund as an Employee Stock Ownership Contribution, the Administrator may determine the average of closing prices of such securities for a period of up to 90 consecutive days immediately preceding the date on which the securities are contributed to the Fund.  In the event that the Employer Securities are not readily tradable on an established securities market, the value of the Employer Securities transferred to the Fund shall be determined by an independent appraiser in accordance with Section 8.9.

(b)           Subject to Section 4.1(a), in no event shall the Employee Stock Ownership Contribution exceed for any Plan Year the maximum amount that may be deducted by the Employer under Section 404 of the Code, nor shall such contribution cause the Employer to violate its regulatory capital requirements.  Each Employee Stock Ownership Contribution by the Employer shall be deemed to be made on the express condition that the Plan, as then in effect, shall be qualified under Sections 401(a) and 501(a) of the Code and that the amount of such contribution shall be deductible from the Employer's income under Section 404 of the Code.

4.2           Time and Manner of Employee Stock Ownership Contribution.

(a)           The Employee Stock Ownership Contribution (if any) for each Plan Year shall be paid to the Trustee in one lump sum or installments at any time on or before the expiration of the time prescribed by law (including any extensions) for filing of the Employer's federal income tax return for its fiscal year ending concurrent with or during such Plan Year; provided, however, that the Employee Stock Ownership Contribution (if any) for a Plan Year shall be made in a timely manner to make any required payment of principal and/or interest on an Exempt Loan for such Plan Year.  Any portion of the Employee Stock Ownership Contribution for each Plan Year that may be made prior to the last day of the Plan Year shall, if there is an Exempt Loan outstanding at such time, at the election of the Administrator, either (i) be applied immediately to make payments on such Exempt Loan or (ii) be maintained in the Employee Stock Ownership Suspense Account described in Section 5.2 until the last day of such Plan Year.

(b)           If an Employee Stock Ownership Contribution for a Plan Year is paid after the close of the Employer's fiscal year which ends concurrent with or during such Plan Year but on or prior to the due date (including any extensions) for filing of the Employer's federal income tax return for such fiscal year, it shall be considered, for allocation purposes, as an Employee Stock Ownership Contribution to the Fund for the Plan Year for which it was computed and accrued, unless such contribution is accompanied by a statement to the Trustee, signed by the Employer, which specifies that the Employee Stock Ownership Contribution is made with respect to the Plan Year in which it is received by the Trustee.  Any Employee Stock Ownership Contribution paid by the Employer during any Plan Year but after the due date (including any extensions) for filing of its federal income tax return for the fiscal year of the Employer ending on or before the last day of the preceding Plan Year shall be treated, for allocation purposes, as an Employee Stock Ownership Contribution to the Fund for the Plan Year in which the contribution is paid to the Trustee.

(c)           Notwithstanding anything contained herein to the contrary, no Employee Stock Ownership Contribution shall be made for any Plan Year during which a limitations account created pursuant to Section 5.6(c)(3) is in existence until the balance of such limitations account has been reallocated in accordance with Section 5.6(c)(3).

4.3           Records of Contributions.

The Employer shall deliver at least annually to the Trustee, with respect to the Employee Stock Ownership Contribution contemplated in Section 4.1, a certificate of the Administrator, in such form as the Trustee shall approve, setting forth:

(a)           The aggregate amount of such contribution, if any, to the Fund for such Plan Year;

(b)           The names, Internal Revenue Service identifying numbers and current residential addresses of all Participants in the Plan;

(c)           The amount and category of contributions to be allocated to each such Participant; and

(d)           Any other information reasonably required for the proper operation of the Plan.

4.4           Erroneous Contributions.

(a)           Notwithstanding anything herein to the contrary, upon the Employer's written request, a contribution which was made by a mistake of fact, or conditioned upon the initial qualification of the Plan, under Code Section 401(a), or upon the deductibility of the contribution under Section 404 of the Code, shall be returned to the Employer by the Trustee within one year after the payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable; provided, however, that in the case of denial of the initial qualification of the Plan, a contribution shall not be returned unless an Application for Determination has been timely filed with the Internal Revenue Service.  Any portion of a contribution returned pursuant to this Section 4.4 shall be adjusted to reflect its proportionate share of the losses of the Fund, but shall not be adjusted to reflect any earnings or gains.  Notwithstanding any provisions of this Plan to the contrary, the right or claim of any Participant or Beneficiary to any asset of the Fund or any benefit under this Plan shall be subject to and limited by this Section 4.4.

(b)           In no event shall Employee contributions be accepted.  Any such Employee contributions (and any earnings attributable thereto) mistakenly received by the Trustee shall promptly be returned to the Participant.

ARTICLE V
ACCOUNTS, ALLOCATIONS AND INVESTMENTS

5.1           Establishment of Separate Participant Accounts.

The Administrator shall establish and maintain a separate Account for each Participant in the Plan and for each Former Participant in accordance with the provisions of this Article V.  Such separate Account shall be for bookkeeping purposes only and shall not require a segregation of the Fund, and no Participant, Former Participant or Beneficiary shall acquire any right to or interest in any specific assets of the Fund as a result of the allocations provided for under this Plan.

(a)           Employee Stock Ownership Accounts.

The Administrator shall establish a separate Employee Stock Ownership Account in the Fund for each Participant.  The Administrator may establish subaccounts hereunder, an Employer Stock Account reflecting a Participant's interest in Employer Securities held by the Fund, and an Other Investments Account reflecting the Participant's interest in his Employee Stock Ownership Account other than Employer Securities.  Each Participant's Employer Stock Account shall reflect his share of any Employee Stock Ownership Contribution made in Employer Securities, his allocable share of forfeitures (as described in Section 5.4), and any Employer Securities attributable to earnings on such stock.  Each Participant's Other Investments Account shall reflect any Employee Stock Ownership Contribution made in cash, any cash dividends on Employer Securities allocated and credited to his Employee Stock Ownership Account (other than currently distributable dividends) and his share of corresponding cash forfeitures, and any income, gains, losses, appreciation, or depreciation attributable thereto.   Dividends attributable to Employer Securities that are allocated to a Participant pursuant to Section 8.4 (and not distributable thereunder) shall be treated as part of the Participant's Employee Stock Ownership Account.

(b)           Distribution Accounts.

In any case where distribution of a terminated Participant's vested Account is to be deferred, the Administrator may establish a separate, nonforfeitable account in the Fund to which the balance in his Employee Stock Ownership Account in the Plan shall be transferred after such Participant incurs a Break.  Unless the Former Participant's distribution accounts are segregated for investment purposes pursuant to Article IX, they shall share in Investment Adjustments.

(c)           Other Accounts.

The Administrator shall establish such other separate accounts for each Participant as may be necessary or desirable for the convenient administration of the Fund.

5.2           Establishment of Suspense Accounts.

The Administrator shall establish a separate Employee Stock Ownership Suspense Account.  There shall be credited to such account any Employee Stock Ownership Contribution that may be made prior to the last day of the Plan Year and that are allocable to the Employee Stock Ownership Suspense Account pursuant to Section 4.2(a).  The Employee Stock Ownership Suspense Account shall share proportionately as to time and amount in any Investment Adjustments.  As of the last day of each Plan Year, the balance of the Employee Stock Ownership Suspense Account shall be added to the Employee Stock Ownership Contribution and allocated to the Employee Stock Ownership Accounts of Participants as provided in Section 5.5, except as provided herein.  In the event that the Plan takes an Exempt Loan, the Employer Securities purchased thereby shall be allocated as Financed Shares to a separate Exempt Loan Suspense Account, from which Employer Securities shall be released in accordance with Section 8.5 and shall be allocated in accordance with Section 8.6(b).

5.3           Allocation of Earnings, Losses and Expenses.

Except as otherwise provided in this instrument, as of each Valuation Date, any increase or decrease in the net worth of the aggregate Employee Stock Ownership Accounts held in the Fund attributable to earnings, losses, expenses and unrealized appreciation or depreciation in each such account, as determined by the Trustee, shall be credited to or deducted from the appropriate suspense accounts and all Participants̓ Employee Stock Ownership Accounts (except segregated distribution accounts described in Section 5.1(b) and the “limitations account” described in Section 5.6(c)(3)), in accordance with this Section.  Earnings, losses, and unrealized appreciation or depreciation in Employer Securities in a Participant's Employee Stock Ownership Account shall be determined and allocated only to such account, but such determination shall be made immediately prior to crediting any Contributions and forfeitures for the current Plan Year, but after adjustment for any transfer to or from such accounts.  Earnings, losses, and unrealized appreciation or depreciation in investments other than Employer Securities in the Participant's Other Investment Accounts shall be allocated in the proportion that the value of each such account (determined immediately prior to such allocation and before crediting any Contributions and forfeitures for the current Plan Year but after adjustment for any transfer to or from such accounts and for the time such funds were in such accounts) bears to the value of all Other Investment Accounts.  Provided, however, cash dividends paid to the Plan shall be allocated or otherwise disposed of in accordance with Plan Section 8.4. Plan expenses paid from the assets of this employee pension benefit plan shall be allocated across all Accounts in the proportion that the value of each Participant's Account bears to the value of all Participant Accounts.

5.4           Application of Forfeitures.

Forfeitures occurring during the Plan Year may, at the discretion of the Administrator, be used to pay or reimburse expenses of the Plan, to the extent such payment or reimbursement is consistent with the applicable fiduciary requirements of the Act.  As of the last day of each Plan Year, all forfeitures which have not been applied in accordance with the preceding sentence shall be added to the Employee Stock Ownership Contribution (if any) for such year and allocated among the Participants' Employee Stock Ownership Accounts, as appropriate, in the manner provided in Section 5.5.

5.5           Allocation of Employee Stock Ownership Contribution.

As of the last day of each Plan Year for which the Employer shall make an Employee Stock Ownership Contribution, the Administrator shall allocate the Employee Stock Ownership Contribution (including reallocable forfeitures) for such Plan Year to the Employee Stock Ownership Account of each Participant who completed a Year of Vesting Service during that Plan Year, provided that he is still employed by the Employer on the last day of the Plan Year.  Such allocation shall be made in the same proportion that each such Participant's Compensation for such Plan Year bears to the total Compensation of all such Participants for such Plan Year, subject to Section 5.6.  Furthermore, if a Participant completes a Year of Vesting Service and is on an authorized Leave of Absence on the last day of the Plan Year, such a Participant shall be entitled to an allocation based on his Compensation earned during such Plan Year.

5.6           Limitation on Annual Additions.

(a)           Notwithstanding any provisions of this Plan to the contrary, the total Annual Additions credited to a Participant's Account under this Plan (and accounts under any other defined contribution plan maintained by the Employer or a Related Employer) for any Limitation Year shall not exceed the lesser of:

(1)           $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

(2)	100 percent of the Participant's Compensation for the Limitation Year.

(b)           This Section 5.6 shall be applied in a manner consistent with the Treasury Regulations under Code Section 415, which shall be incorporated herein by this reference, except as provided herein or in the definition of Compensation.

(c)           In the event that the limitations on Annual Additions described in Section 5.6(a) above are exceeded with respect to any Participant in any Limitation Year, then:

(1)           The Administrator shall determine to what extent the Annual Additions to any Participant's Employee Stock Ownership Account must be reduced in each Limitation Year.  The Administrator shall reduce the Annual Additions to all other qualified, tax-exempt retirement plans maintained by the Employer or a Related Employer in accordance with the terms contained therein for required reductions or reallocations mandated by Section 415 of the Code before reducing any Annual Additions in this Plan.

(2)           If any excess Annual Additions remain, then the excess shall be corrected pursuant to a correction method provided for in the Internal Revenue Service employee plans compliance resolution system procedure then in effect.

5.7           Erroneous Allocations.

No Participant shall be entitled to any Annual Additions or other allocations to his Account in excess of those permitted under Sections 5.3, 5.4, 5.5, and 5.6.  If it is determined at any time that the Administrator has erred in accepting and allocating any contributions or forfeitures under this Plan, or in allocating Investment Adjustments, or in excluding or including any person as a Participant, then the Administrator, in a uniform and nondiscriminatory manner, shall determine the manner in which such error shall be corrected and shall promptly advise the Trustee in writing of such error and of the method for correcting such error.  The accounts of any or all Participants may be revised, if necessary, in order to correct such error.  To the extent applicable, such correction shall be made in accordance with the provisions of the most recent Internal Revenue Service Revenue Procedure regarding self-correction of tax-qualification defects.

5.8           Value of Participant's Account.

At any time, the value of a Participant's Account shall consist of the aggregate value of his Employee Stock Ownership Account and his distribution account, if any, determined as of the next-preceding Valuation Date.  The Administrator shall maintain adequate records of the cost basis of Employer Securities allocated to each Participant's Employee Stock Ownership Account.

5.9           Investment of Account Balances.

The Employee Stock Ownership Accounts shall be invested primarily in Employer Securities.  All sales of Employer Securities by the Trustee attributable to the Employee Stock Ownership Accounts of all Participants shall be charged prorata to the Employee Stock Ownership Accounts of all Participants.

ARTICLE VI
RETIREMENT, DEATH AND DESIGNATION OF BENEFICIARY

6.1           Normal Retirement.

A Participant who reaches his Normal Retirement Date and who shall retire at that time shall thereupon be entitled to retirement benefits based on the value of his Account, payable pursuant to the provisions of Section 9.1.  A Participant who remains in Service after his Normal Retirement Date shall not be entitled to any retirement benefits until his actual termination of Service thereafter (except as provided in Section 9.4), and he shall meanwhile continue to participate in this Plan.

6.2           Early Retirement.

There is no early retirement under this Plan.

6.3           Disability Retirement.

In the event a Participant incurs a Disability, he may retire on his Disability Retirement Date and shall thereupon be entitled to retirement benefits based on the value of his Account, payable pursuant to the provisions of Section 9.1.

6.4           Death Benefits.

(a)           Upon the death of a Participant before his Retirement or other termination of Service, the value of his Account shall be payable pursuant to the provisions of Section 9.1.  The Administrator shall direct the Trustee to distribute his Account to any surviving Beneficiary designated by the Participant or, if none, to such persons specified in Section 6.5(b).

(b)           Upon the death of a Former Participant, the Administrator shall direct the Trustee to distribute any undistributed balance of his Account to any surviving Beneficiary designated by him or, if none, to such persons specified in Section 6.5(b).

(c)           The Administrator may require such proper proof of death and such evidence of the right of any person to receive the balance credited to the Account of a deceased Participant or Former Participant as the Administrator may deem desirable.  The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

6.5           Designation of Beneficiary and Manner of Payment.

(a)           Each Participant shall have the right to designate a Beneficiary to receive the sum or sums to which he may be entitled upon his death.  The Participant may also designate the manner in which any death benefits under this Plan shall be payable to his Beneficiary, provided that such designation is in accordance with Section 9.5.  Such designation of Beneficiary and manner of payment shall be in writing and delivered to the Administrator, and shall be effective when received by the Administrator while the Participant is alive.  The Participant shall have the right to change such designation by notice in writing to the Administrator while the Participant is alive.  Such change of Beneficiary or the manner of payment shall become effective upon its receipt by the Administrator while the Participant is alive.  Any such change shall be deemed to revoke all prior designations.

(b)           If a Participant shall fail to designate validly a Beneficiary, or if no designated Beneficiary survives the Participant, the balance credited to his Account shall be paid to the person or persons in the first of the following classes of successive preference Beneficiaries surviving at the death of the Participant:  the Participant's (1) widow or widower, (2) natural-born or adopted children, (3) natural-born or adoptive parents, and (4) estate.  The Administrator shall determine which Beneficiary, if any, shall have been validly designated or entitled to receive the balance credited to the Participant's Account in accordance with the foregoing order of preference, and its decision shall be binding and conclusive on all persons.

(c)           Notwithstanding the foregoing, if a Participant is married on the date of his death, the sum or sums to which he may be entitled under this Plan upon his death shall be paid to his spouse, unless the Participant's spouse shall have consented to the election of another Beneficiary.  Such a spousal consent shall be in writing and shall be witnessed either by a representative of the Administrator or by a notary public.  Any designation by an unmarried Participant shall be rendered ineffective by any subsequent marriage, and any consent of a spouse shall be effective only as to that spouse.  If it is established to the satisfaction of the Administrator that spousal consent cannot be obtained because there is no spouse, because the spouse cannot be located, or other reasons prescribed by governmental regulations, the consent of the spouse may be waived, and the Participant may designate a Beneficiary or Beneficiaries other than his spouse.

ARTICLE VII
VESTING AND FORFEITURES

7.1           Vesting on Death, Disability and Normal Retirement.

Unless his participation in this Plan shall have terminated prior thereto, upon a Participant's death, Disability or Normal Retirement Date (whether or not he actually retires at that time) while he is still employed by the Employer, the Participant's entire Account shall be fully vested and nonforfeitable.

7.2           Vesting on Termination of Participation.

(a)           Upon termination of his participation in this Plan for any reason other than death, Disability, or Normal Retirement, a Participant shall be vested in a percentage of his Employee Stock Ownership Account, such vested percentage to be determined under the following table (“Vesting Schedule”), based on the Years of Vesting Service (including Years of Vesting Service prior to the Effective Date) credited to him at the time of his termination of participation:

Years of Vesting Service                                                                Percentage Vested
Less than 5	0%
5 or more	100%

(b)           The foregoing Vesting Schedule shall remain in effect for Plan Years beginning before the earlier of (a) the date on which an Exempt Loan that was in existence on September 26, 2005 (a “Pre-PPA Exempt Loan”) is repaid in full, or (b) the date on which such Pre-PPA Exempt Loan is scheduled to be repaid in full.  For subsequent Plan Years, the Vesting Schedule shall be as follows:

Years of Vesting Service                                                                Percentage Vested
Less than 3	0%
3 or more	100%

Notwithstanding the foregoing, a Participant shall at all times have a nonforfeitable interest in Employer Securities acquired with dividends received pursuant to Section 8.4(c).

(c)           Any portion of the Participant's Employee Stock Ownership Account which is not vested at the time he incurs a Break shall thereupon be forfeited and disposed of pursuant to Section 7.3.  In such event, Employer Securities shall be forfeited only after other assets. Distribution of the vested portion of a terminated Participant's interest in the Plan shall be payable in any manner permitted under Section 9.1.

7.3           Disposition of Forfeitures.

(a)           Subject to the limited possible application of Section 9.8, in the event a Participant incurs 5 consecutive Breaks in Service, forfeiture shall occur.

(b)           In the event a Participant terminates Service and receives (or is deemed to receive) a distribution, then the forfeitable portion of his Employee Stock Ownership Account, including Investment Adjustments, shall be forfeited as of the date the Participant terminates Service, and such forfeiture shall be reallocated to other Participants pursuant to Section 5.4.

(c)           In the event a former Participant is rehired, any amounts previously forfeited from his Accounts in connection with his previous termination of Service shall be restored.

ARTICLE VIII
EMPLOYEE STOCK OWNERSHIP PROVISIONS

8.1           Right to Demand Employer Securities.

A Participant entitled to a distribution from his Account shall be entitled to demand that his interest in the Account be distributed to him in the form of Employer Securities, all subject to Section 9.9.  The Administrator shall notify the Participant of his right to demand distribution of his vested Account balance entirely in whole shares of Employer Securities (with the value of any fractional share paid in cash).  However, if the charter or by-laws of the Employer restrict ownership of substantially all of the outstanding Employer Securities to Employees and the Trust, then the distribution of a Participant's vested Account shall be made entirely in the form of cash or other property, and the Participant is not entitled to a distribution in the form of Employer Securities.

8.2           Voting Rights; Tendering Shares.

(a)           Each Participant with an Employee Stock Ownership Account shall be entitled to direct the Trustee as to the manner in which the Employer Securities in such account are to be voted.  Employer Securities held in the Employee Stock Ownership Suspense Account or the Exempt Loan Suspense Account shall be voted by the Trustee on each issue with respect to which shareholders are entitled to vote in the same proportion as the Participants who timely directed the Trustee as to the manner of voting their shares in the Employee Stock Ownership Accounts with respect to such issue (that is, affirmatively, negatively or with an abstention).  In the event that a Participant fails to give timely voting instructions to the Trustee with respect to the voting of Employer Securities that are allocated to his Employee Stock Ownership Account, the Trustee shall vote such shares in the same proportion as those shares on which the Trustee has received timely direction from the Participants with respect to such issue (that is, affirmatively, negatively or with an abstention).

(b)           Tender rights or exchange offers for Employer Securities will be passed through to Participants.  As soon as practicable after the commencement of a tender or exchange offer for Employer Securities, the Employer shall cause each person with power to control the response to such tender or exchange offer to be advised in writing the terms of the offer and, if applicable, to be provided with a form for instructing the Trustee, or for revoking such instruction, to tender or exchange shares of Employer Securities, to the extent permitted under the terms of such offer.  In advising such persons of the terms of the offer, the Employer may include statements from the board of directors setting forth its position with respect to the offer.  To the extent some or all of the Participants have not directed or have not timely directed the Trustee on how to respond to such tender or exchange, then the Trustee shall tender or exchange such Employer Securities on which no direction was received as directed by the Plan Administrator.  In addition, shares attributable to Employer Securities held unallocated in the Exempt Loan Suspense Account as a result of and Exempt Loan shall be tendered or exchanged (or not tendered or exchanged) in the same proportion as those tendered by Participants.  If the tender or exchange offer is limited so that all of the shares that the Trustee has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant directed to be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the Trustee was directed to tender or exchange. The Trustee shall hold the Participant's individual directions with respect to voting rights or tender decisions in confidence and, except as required by law, shall not divulge or release such individual directions to anyone associated with the Employer. The Employer may require verification of the Trustee's compliance with the directions received from Participants by any independent auditor selected by the Employer, provided that such auditor agrees to maintain the confidentiality of such individual directions. The Employer may develop procedures to facilitate the exercise of votes or tender rights, such as the use of facsimile transmissions for the Participants located in physically remote areas.

8.3           Nondiscrimination in Employee Stock Ownership Contribution.

In the event that the amount of the Employee Stock Ownership Contribution that would be required in any Plan Year to make the scheduled payments on an Exempt Loan would exceed the amount that would otherwise be deductible by the Employer for such Plan Year under Code Section 404, then no more than one-third of the Employee Stock Ownership Contribution for the Plan Year, which is also the Employer's taxable year, shall be allocated to the group of Employees who:

(a)           Was at any time during the Plan Year or the preceding Plan Year a 5 percent owner of the Employer; or

(b)           Received Compensation (within the meaning of Section 1.1(j)(2)) from the Employer for the preceding Plan Year in excess of $80,000, as adjusted under Code Section 414(q), and was in the “top-paid group” of Employees (as defined below) for such year.  An Employee shall be deemed a member of the “top-paid group” of Employees for a given Plan Year if such Employee is in the group of the top 20% of the Employees of the Employer when ranked on the basis of compensation (as defined above).

A former Employee shall be included in the group of Employees described above if either such former Employee was included in such group when such Employee separated from Service, or such former Employee was included in such group at any time after attaining age 55.

The determination of who is included in the group of Employees described above, including the determination of the number and identity of Employees in the “top-paid group,” will be made in accordance with Section 414(q) of the Code and the regulations thereunder. Amounts not allocable on account of this Section 8.3 shall be allocated among the Accounts of Participants who are not highly compensated employees, as defined herein, in accordance with Sections 5.5 and 5.6.

8.4           Dividends.

(a)           Dividends paid with respect to Employer Securities credited to a Participant's Employee Stock Ownership Account as of the record date for the dividend payment may be allocated to the Participant's Employee Stock Ownership Account, paid in cash to the Participant, or used by the Trustee to make payments on an Exempt Loan, pursuant to the direction of the Administrator.

(b)           If the Administrator shall direct that the aforesaid dividends shall be paid directly to Participants, the dividends paid with respect to such Employer Securities shall be paid to the Plan, from which dividend distributions in cash shall be made to the Participants with respect to the Employer Securities in their Employee Stock Ownership Accounts within 90 days of the close of the Plan Year in which the dividends were paid.

(c)           If the Administrator permits, then Participants shall be able to elect, in accordance with regulations or other guidance, to have the dividends paid and allocable to the Participant's Account either (i) distributed to the Participant (or his Beneficiary) no later than 90 days after close of the Plan Year in which the dividend is paid (reduced by any investment losses occurring from when the dividend is paid to the Plan to when it is distributed to the Participant), or (ii) retained in the Participant's Account under the Plan to be invested in Employer Securities.  Such election procedure shall be consistent with the requirements of Section 404(k) of the Code. If the Participant fails to make the election, he shall be deemed to have elected payment to the Plan and reinvestment in Employer Securities.  All elections shall be irrevocable upon the later of (i) the date of the Participant's election, or (ii) the end of the applicable election period.

(d)           If dividends on Employer Securities already allocated to Participants' Employee Stock Ownership Accounts are used to make payments on an Exempt Loan, the Employer Securities which are released from the Exempt Loan Suspense Account shall first be allocated to each Employee Stock Ownership Account in an amount equal to the amount of dividends that would have been allocated to such Account if the dividends had not been used to make payments on an Exempt Loan, and the remaining Employer Securities (if any) which are released shall be allocated on a pro-rata basis based on the shares of Employer Securities held by all Participants in their Employee Stock Ownership Accounts, all in accordance with Section 404(k) of the Code.

(e)           Dividends on Employer Securities obtained pursuant to an Exempt Loan and still held in the Exempt Loan Suspense Account may be used to make payments on an Exempt Loan, as described in Section 8.6.

8.5           Exempt Loans.

(a)           The Sponsor may direct the Trustee to obtain Exempt Loans.  The Exempt Loan may take the form of (i) a loan from a bank or other commercial lender to purchase Employer Securities (ii) a loan from the Employer to the Plan; or (iii) an installment sale of Employer Securities to the Plan.  The proceeds of any such Exempt Loan shall be used, within a reasonable time after the Exempt Loan is obtained, only to purchase Employer Securities, repay the Exempt Loan, or repay any prior Exempt Loan.  Any such Exempt Loan shall provide for no more than a reasonable rate of interest and shall be without recourse against the Plan.  The number of years to maturity under the Exempt Loan must be definitely ascertainable at all times.  The only assets of the Plan that may be given as collateral for an Exempt Loan are Financed Shares acquired with the proceeds of the Exempt Loan and Financed Shares that were used as collateral for a prior Exempt Loan repaid with the proceeds of the current Exempt Loan.  Such Financed Shares so pledged shall be placed in an Exempt Loan Suspense Account.  No person or institution entitled to payment under an Exempt Loan shall have recourse against Trust assets other than the Financed Shares, the Employer Stock Ownership Contribution (other than contributions of Employer Securities) that is available under the Plan to meet obligations under the Exempt Loan, and earnings attributable to such Financed Shares and the investment of such contribution.  Any Employee Stock Ownership Contribution paid during the Plan Year in which an Exempt Loan is made (whether before or after the date the proceeds of the Exempt Loan are received), any Employee Stock Ownership Contribution paid thereafter until the Exempt Loan has been repaid in full, and all earnings from investment of such Employee Stock Ownership Contribution, without regard to whether any such Employee Stock Ownership Contribution and earnings have been allocated to Participants' Employee Stock Ownership Accounts, shall be available to meet obligations under the Exempt Loan as such obligations accrue, or prior to the time such obligations accrue, unless otherwise provided by the Employer at the time any such contribution is made.  Any pledge of Employer Securities shall provide for the release of Financed Shares upon the payment of any portion of the Exempt Loan.

(b)           For each Plan Year during the duration of the Exempt Loan, the number of Financed Shares released from such pledge shall equal the number of Financed Shares held immediately before release for the current Plan Year multiplied by a fraction.  The numerator of the fraction is the sum of principal and interest paid in such Plan Year.  The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years.  Such years will be determined without taking into account any possible extension or renewal periods.  If interest on any Exempt Loan is variable, the interest to be paid in future years under the Exempt Loan shall be computed by using the interest rate applicable as of the end of the Plan Year.

(c)           Notwithstanding the foregoing, the Trustee may, in accordance with the direction of the Administrator, obtain an Exempt Loan pursuant to the terms of which the number of Financed Shares to be released from encumbrance shall be determined with reference to principal payments only.  In the event that such an Exempt Loan is obtained, annual payments of principal and interest shall be at a cumulative rate that is not less rapid at any time than level payments of such amounts for not more than 10 years.  The amount of interest in any such annual loan repayment shall be disregarded only to the extent that it would be determined to be interest under standard loan amortization tables.  The requirement set forth in the preceding sentence shall not be applicable from the time that, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the Exempt Loan, the renewal period, the extension period, and the duration of a new Exempt Loan exceeds 10 years.

8.6           Exempt Loan Payments.

(a)           Payments of principal and interest on any Exempt Loan during a Plan Year shall be made by the Trustee (as directed by the Administrator) only from (1) the Employee Stock Ownership Contribution to the Trust made to meet the Plan's obligation under an Exempt Loan (other than contributions of Employer Securities) and from any earnings attributable to Financed Shares and investments of such contributions (both received during or prior to the Plan Year); (2) the proceeds of a subsequent Exempt Loan made to repay a prior Exempt Loan; and (3) the proceeds of the sale of any Financed Shares.  Such contribution and earnings shall be accounted for separately by the Plan until the Exempt Loan is repaid.

(b)           Employer Securities released from the Exempt Loan Suspense Account by reason of the payment of principal or interest on an Exempt Loan from amounts allocated to Participants' Employee Stock Ownership Accounts shall immediately upon release be allocated as set forth in Section 5.5.

(c)           The Employer shall contribute to the Trust sufficient amounts to enable the Trust to pay principal and interest on any such Exempt Loans as they are due, provided, however, that no such contribution shall exceed the limitations in Section 5.6.  In the event that such contributions by reason of the limitations in Section 5.6 are insufficient to enable the Trust to pay principal and interest on such Exempt Loan as it is due, then upon the Administrator's direction the Employer shall:

(1)           Make an Exempt Loan to the Trust in sufficient amounts to meet such principal and interest payments.  Such new Exempt Loan shall be subordinated to the prior Exempt Loan.  Employer Securities released from the pledge of the prior Exempt Loan shall be pledged as collateral to secure the new Exempt Loan.  Such Employer Securities will be released from this new pledge and allocated to the Employee Stock Ownership Accounts of the Participants in accordance with the applicable provisions of the Plan;

(2)           Purchase any Financed Shares in an amount necessary to provide the Trustee with sufficient funds to meet the principal and interest repayments.  Any such sale by the Plan shall meet the requirements of Section 408(e) of the Act; or

(3)           Any combination of the foregoing.

However, the Employer shall not, pursuant to the provisions of this subsection, do, fail to do or cause to be done any act or thing which would result in a disqualification of the Plan as an employee stock ownership plan under Section 4975(e)(7) of the Code.

(d)           Except as provided in Section 8.1 above and notwithstanding any amendment to or termination of the Plan which causes it to cease to qualify as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, or any repayment of an Exempt Loan, no shares of Employer Securities acquired with the proceeds of an Exempt Loan obtained by the Trust to purchase Employer Securities may be subject to a put, call or other option, or buy-sell or similar arrangement, while such shares are held by the Plan or when such shares are distributed from the Plan.  The provisions of this Section 8.6(d) shall continue to be applicable to Employer Securities held by the Trustee, whether or not allocated to Participants' and Former Participants' Accounts, even if the Plan ceases to be an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code.

8.7           Put Option.

In the event that the Employer Securities distributed to a Participant are not readily tradable on an established market, the Participant shall be entitled to require that the Employer repurchase the Employer Securities under a fair valuation formula, as provided by governmental regulations.  The Participant or Beneficiary shall be entitled to exercise the put option described in the preceding sentence for a period of not more than 60 days following the date of distribution of Employer Securities to him.  If the put option is not exercised within such 60-day period, the Participant or Beneficiary may exercise the put option during an additional period of not more than 60 days after the beginning of the first day of the first Plan Year following the Plan Year in which the first put option period occurred, all as provided in regulations promulgated by the Secretary of the Treasury.

If a Participant exercises the foregoing put option with respect to Employer Securities that were distributed as part of a total distribution pursuant to which a Participant's Employee Stock Ownership Account is distributed to him in a single taxable year, the Employer or the Plan may elect to pay the purchase price of the Employer Securities over a period not to exceed 5 years.  Such payments shall be made in substantially equal installments not less frequently than annually over a period beginning not later than 30 days after the exercise of the put option.  Reasonable interest shall be paid to the Participant with respect to the unpaid balance of the purchase price, and adequate security shall be provided with respect thereto.  In the event that a Participant exercises a put option with respect to Employer Securities that are distributed as part of an installment distribution, if permissible under Section 9.5, the amount to be paid for such securities shall be paid not later than 30 days after the exercise of the put option.

8.8           Diversification Requirements.

(a)           Each Participant who is fully vested in his Account and has attained age 50 may elect, beginning after the close of the Plan Year in which such requirements are satisfied (the “Diversification Year”), to have at least 25 percent of his Employee Stock Ownership Account diversified from investment in Employer Securities.  This is a one-time election. After the fifth anniversary of the last day of the Participant's Diversification Year, an eligible Participant may elect (on a one-time basis) to have at least 50 percent of his Employee Stock Ownership Account diversified from investment in Employer Securities.  The diversification process shall be carried out in accordance with procedures promulgated by the Administrator, and coordinated with the diversification requirements of Section 8.8(b).

(b)           Each Participant who has completed at least 10 years of participation in the Plan and has attained age 55 may elect within 90 days after the close of each Plan Year during his “qualified election period” to direct the Plan as to the investment of at least (that is, up to) 25 percent of his Employee Stock Ownership Account (to the extent such percentage exceeds the amount to which a prior election under this Section 8.8(b) had been made). For purposes of this Section 8.8(b), the term “qualified election period” shall mean the 5-Plan-Year period beginning with the Plan Year after the Plan Year in which the Participant attains age 55 (or, if later, beginning with the Plan Year after the first Plan Year in which the Employee first completes at least 10 years of participation in the Plan). In the case of an Employee who has attained age 60 and completed 10 years of participation in the prior Plan Year and in the case of the election year in which any other Participant who has met the minimum age and service requirements for diversification can make his last election hereunder, he shall be entitled to direct the Plan as to the investment of (that is, up to) at least 50 percent of his Employee Stock Ownership Account (to the extent such percentage exceeds the amount to which a prior election under this Section 8.8(b) had been made). Notwithstanding the foregoing, if the fair market value of the Employer Securities allocated to the Employee Stock Ownership Account of a Participant otherwise entitled to diversify hereunder is $500 or less as of the Valuation Date immediately preceding the first day of any election period, then such Participant shall not be entitled to an election under this Section 8.8(b) for that qualified election period.

(c)           The Plan shall diversify a Participant's Employee Stock Ownership Account pursuant to an election made under Section 8.8(a) or Section 8.8(b) by making a distribution of the elected amount to the Participant or his designated Beneficiary within 90 days after the election.  Such distribution may either be in cash or in the form of Employer Securities and, if an eligible rollover distribution within the meaning of Code Section 402(c)(4), may be directly transferred to an eligible retirement plan in a direct transfer pursuant to Section 9.10.

(d)           Diversification elections under this Section 8.8 shall be restricted, delayed or eliminated if and to the extent that the Administrator determines that such elections would cause the Plan not to be invested primarily in Employer Securities.  Notwithstanding the preceding sentence, diversification elections shall be permitted and implemented to the extent necessary to comply with Code Section 401(a)(28)(B), and such diversification elections shall be given priority over other diversification elections.

8.9           Independent Appraiser.

An independent appraiser meeting the requirements of the regulations promulgated under Code Section 170(a)(1) shall value the Employer Securities in those Plan Years when such securities are not readily tradable on an established securities market.

ARTICLE IX
PAYMENTS AND DISTRIBUTIONS

9.1           Payments on Termination of Service - In General.

All benefits provided under this Plan shall be funded by the value of a Participant's vested Account in the Plan.  As soon as practicable after a Participant's Retirement, Disability, death or other termination of Service, the Administrator shall ascertain the value of his vested Account, as provided in Article V, and the Administrator shall hold or dispose of the same in accordance with the following provisions of this Article IX.

9.2           Commencement of Payments.

(a)           Distributions upon Retirement, Disability or Death.  Upon a Participant's Retirement, Disability or death, payment of benefits under this Plan shall, unless the Participant otherwise elects (in accordance with Section 9.3), commence as soon as practicable after the Valuation Date next following the date of the Participant's Retirement, Disability or death.

(b)           Distribution following Termination of Service.  Unless a Participant elects otherwise, if a Participant terminates Service prior to Retirement, Disability or death, he shall be accorded an opportunity to commence receipt of benefits as soon as administratively practicable after his termination of Service.  A Participant who terminates Service with a vested Account balance shall be entitled to receive from the Administrator a statement of his benefits.  If a Participant's vested Account balance does not exceed $1,000, the Plan Administrator shall distribute the vested portion of his Account balance as soon as administratively feasible after the date the Participant terminates Service without the consent of the Participant or his spouse.

(c)           Distribution of Larger Accounts.  If the value of a Participant's vested Account balance exceeds $1,000, and the Account balance is immediately distributable, the Participant must consent to any distribution of such Account balance.  The Administrator shall notify the Participant of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable.  The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415.

9.3           Mandatory Commencement of Benefits.

(a)           Unless a Participant elects otherwise, in writing, distribution of benefits will begin no later than the 60th day after the latest to occur of the close of the Plan Year in which (i) the Participant attains age 65, (ii) the tenth anniversary of the Plan Year in which the Participant commenced participation, or (iii) the Participant terminates Service with the Employer and all Related Employers.

(b)           In the event that the Plan shall be subsequently amended to provide for a form of distribution other than a lump sum, if the Participant's interest is to be distributed in other than a lump sum, the following minimum distribution rules shall apply on or after the required beginning date:

(1)           All distributions required under this Section 9.3(b) shall be determined and made in accordance with the Treasury Regulation under Code Section 401(a)(9).

(2)           Time and Manner of Distribution.

(A)           The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant 's Required Beginning Date.

(B)           If the Participant dies before distributions begin, the Participant 's entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)           If the Participant 's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(ii)           If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)            If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv)           If the participant's surviving spouse is the participant's sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this Section 9.3(b)(2)(B), other than Section 9.3(b)(2)(B)(i), will apply as if the surviving spouse were the participant.

For purposes of this Section 9.3(b)(2)(B) and Section 9.3(b)(4) ,unless Section 9.3(b)(2)(B)(iv) applies, distributions are considered to begin on the Participant's required beginning date. If Section 9.3(b)(2)(B)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 9.3(b)(2)(B)(i).

(3)           Required Minimum Distributions During Participant's Lifetime.  During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)           the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(B)           if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

Required minimum distributions will be determined under this Section 9.3(b)(2) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant's date of death.

(4)	Required Minimum Distributions After Participant's Death.

(A)           Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(i)           The Participant's remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(ii)           If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(iii)           If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant's death, reduced by one for each subsequent year.

(B)           If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's  account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(5)	Death Before Date Distributions Begin.

(A)           Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in (4) above.

(B)           No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's  death.

(C)           Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse, this paragraph (5) will apply as if the surviving spouse were the Participant.

(6)	Definitions.

(A)           Designated beneficiary. The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) of and section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(B)           Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 9.3(b)(2).  The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's  required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(C)           Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(D)           Participant's account balance. The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(E)	Required beginning date. The date specified in Section 9.4.

9.4           Required Beginning Dates.

(a)           General Rule. The required beginning date of a Participant who is a 5-percent owner of the Employer is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.  The required beginning date of a Participant who is not a 5-percent owner shall be April 1 of the calendar year following the later of either:  (i) the calendar year in which the Participant attains age 70-1/2, or (ii) the calendar year in which the Participant retires.

(b)           5-percent owner.  A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.  Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

9.5           Form of Payment.

Each Participant's vested Account balance shall be distributed in a lump sum payment.  Notwithstanding the preceding sentence, but subject to Section 9.3, the Administrator may not distribute a lump sum without the Participant's consent when the present value of a Participant's total Account balance is in excess of $1,000.  This form of payment shall be the normal form of distribution.  However, in the event that the Administrator must commence distributions, as required by Section 9.4 herein, with respect to an Employee who has attained age 70 ½ and is still employed by the Employer, if the Employee does not elect a lump sum distribution, payments shall be made in installments in such amounts as shall satisfy the minimum distribution rules of Section 9.3.

9.6           Payments Upon Termination of Plan.

Upon termination of this Plan pursuant to Sections 13.2, 13.4, 13.5 or 13.6, the Administrator shall continue to perform its duties and the Trustee as directed by the Administrator, and shall make all payments upon the following terms, conditions and provisions:  The Account balance of each affected Participant and Former Participant shall immediately become fully vested and nonforfeitable; the Account balance of all Participants and Former Participants shall be determined within 60 days after such termination, and the Administrator shall have the same powers to direct the Trustee in making payments as contained in Sections 9.1 and 13.5.

9.7           Distributions Pursuant to Qualified Domestic Relations Orders.

Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Retirement and Benefits Committee, from complying with the provisions of a Qualified Domestic Relations Order. This Plan specifically permits distribution to an alternate payee under a Qualified Domestic Relations Order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code §414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $5,000, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this Section 9.7 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.

The Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Committee promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Committee must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Committee must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

If any portion of the Participant's Account is payable during the period the Committee is making its determination of the qualified status of the domestic relations order, the Committee must make a separate accounting of the amounts payable. If the Committee determines the order is a Qualified Domestic Relations Order within 18 months of the date amounts first are payable following receipt of the order, the Committee will direct the Trustee to distribute the payable amounts in accordance with the order. If the Committee does not make its determination of the qualified status of the order within the 18 month determination period, the Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Committee later determines the order is a Qualified Domestic Relations Order. To the extent it is not inconsistent with the provisions of the Qualified Domestic Relations Order, the Committee may direct the Trustee to invest any partitioned amount in a segregated sub-account or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated sub-account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Section 9.7 by separate benefit checks or other separate distribution to the alternate payee(s).

9.8           Cash-Out Distributions.

If the Plan becomes subject to its top heavy vesting schedule, or the Plan is amended  to implement a graded vesting schedule, a Participant who receives a distribution of his entire vested Account balance because of the termination of his participation in the Plan, the Plan shall disregard a Participant's Service with respect to which such cash-out distribution shall have been made, in computing his Account balance in the event that a Former Participant shall again become an Employee and become eligible to participate in the Plan.  Such a distribution shall be deemed to be made on termination of participation in the Plan if it is made not later than the close of the second Plan Year following the Plan Year in which such termination occurs.  The forfeitable portion of a Participant's Account balance shall be restored upon repayment to the Plan by such Former Participant of the full amount of the cash-out distribution, provided that the Former Participant again becomes an Employee.  Such repayment must be made by the Employee not later than the end of the 5-year period beginning with the date the Participant is reemployed by the Company or a Related Employer, or the close of the first period of 5 consecutive Breaks commencing after the distribution to the Participant.  Forfeitures required to be restored by virtue of such repayment shall be restored from the following sources in the following order of preference: (i)

current forfeitures; (ii) an additional Employee Stock Ownership Contribution, as appropriate, and as subject to Section 5.6; and (iii) investment earnings of the Fund.  In the event that a Participant's Account balance is totally forfeitable, a Participant shall be deemed to have received a distribution of zero upon his termination of Service.  In the event of a return to Service within 5 years of the date of his deemed distribution, the Participant shall be deemed to have repaid his distribution in accordance with the rules of this Section 9.8.

9.9           ESOP Distribution Rules.

Notwithstanding any provision of this Article IX to the contrary, the distribution of a Participant's Employee Stock Ownership Account (unless the Participant elects otherwise in writing) shall commence as soon as administratively feasible as of the first Valuation Date coincident with or next following his death, Disability or termination of Service, but not later than 1 year after the close of the Plan Year in which the Participant separates from Service by reason of the attainment of his Normal Retirement Date, Disability, death or separation from Service.  In addition, all distributions hereunder shall, to the extent that the Participant's Account is invested in Employer Securities, be made in the form of Employer Securities or cash, or a combination of Employer Securities and cash, in the discretion of the Administrator, subject to the Participant's right to demand Employer Securities in accordance with Section 8.1.  Fractional shares, however, may be distributed in the form of cash.

9.10           Direct Rollover.

(a)           Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article IX, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the distributee in a "direct rollover."

(b)           For purposes of this Section 9.10, an "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an "eligible rollover distribution" does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities); and any hardship distribution made on behalf of the Participant.

(c)           For purposes of this Section 9.10, an "eligible retirement plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution.  However, in the case of an "eligible rollover distribution" to the surviving spouse or a non-spouse designated beneficiary, an "eligible retirement plan" is an individual retirement account or individual retirement annuity (and in the case of a non-spouse designated beneficiary an inherited individual retirement account or individual retirement annuity).  An eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse or a non-spouse designated beneficiary, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

(d)           For purposes of this Section 9.10, a distributee includes a Participant or Former Participant.  In addition, the Participant's or Former Participant's surviving spouse and the Participant's or Former Participant's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are "distributees" with regard to the interest of the spouse or former spouse.

(e)           For purposes of this Section 9.10, a "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the distributee.

9.11           Waiver of 30-day Notice.

If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

9.12           Re-employed Veterans.

Notwithstanding any provision of the Plan to the contrary, contributions, benefits, Plan loan repayment suspensions and Service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

9.13           Share Legend.

Employer Securities held or distributed by the Trustee may include such legend restrictions on transferability as the Employer may reasonably require in order to assure compliance with applicable Federal and State securities and other laws.

9.14.	Power to Reduce Benefit.

Notwithstanding Section 14.4, effective for judgments, orders, and decrees issued, and settlement agreements entered into, on or after August 5, 1997, a Participant's Plan benefit may be reduced to satisfy liabilities of the Participant to the Plan due to:

(a)           The Participant's being convicted of committing a crime involving the Plan;

(b)           A civil judgment (or consent order or decree) entered by a court in an action brought in connection with a violation of the fiduciary provisions of the Act; or

(c)           A settlement agreement between the Department of Labor and the Participant in connection with a violation of the fiduciary provisions of the Act.

The court order establishing such liability must require that the Participant's benefit in the Plan be applied to satisfy the liability.

ARTICLE X
PROVISIONS RELATING TO TOP-HEAVY PLANS

10.1           Top-Heavy Rules to Control.

Anything contained in this Plan to the contrary notwithstanding, if for any Plan Year the Plan is a top-heavy plan, as determined pursuant to Section 416 of the Code, then the Plan must meet the requirements of this Article X for such Plan Year.

10.2           Top-Heavy Plan Definitions.

Unless a different meaning is plainly implied by the context, the following terms as used in this Article X shall have the following meanings:

(a)           "Accrued Benefit" shall mean the account balances or accrued benefits of an Employee, calculated pursuant to Section 10.3.

(b)           "Determination Date" shall mean, with respect to any particular Plan Year of this Plan, the last day of the preceding Plan Year (or, in the case of the first Plan Year of the Plan, the last day of the first Plan Year).  In addition, the term "Determination Date" shall mean, with respect to any particular plan year of any plan (other than this Plan) in a Required Aggregation Group or a Permissive Aggregation Group, the last day of the plan year of such plan which falls within the same calendar year as the Determination Date for this Plan.

(c)           "Employer" shall mean the Employer (as defined in Section 1.1(q)) and any entity which is (1) a member of a controlled group including such Employer, while it is a member of such controlled group (within the meaning of Section 414(b) of the Code), (2) in a group of trades or businesses under common control with such Employer, while it is under common control (within the meaning of Section 414(c) of the Code), and (3) a member of an affiliated service group including such Employer, while it is a member of such affiliated service group (within the meaning of Section 414(m) of the Code).

(d)           "Key Employee" shall mean any Employee or former Employee (including any deceased  Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code.  The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(e)           "Non-Key Employee" shall mean any Employee or former Employee (or any Beneficiary of such Employee or former Employee, as the case may be) who is not considered to be a Key Employee with respect to this Plan.

(f)           "Permissive Aggregation Group" shall mean all plans in the Required Aggregation Group and any other plans maintained by the Employer which satisfies Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

(g)           "Required Aggregation Group" shall mean each plan (including any terminated plan) of the Employer in which a Key Employee is (or in the case of a terminated plan, had been) a Participant in the Plan Year containing the Determination Date or any of the 4 preceding Plan Years, and each other plan of the Employer which enables any plan of the Employer in which a Key Employee is a Participant to meet the requirements of Sections 401(a)(4) or 410 of the Code.

10.3           Calculation of Accrued Benefits.

(a)           An Employee's Accrued Benefit shall be equal to:

(1)           With respect to this Plan or any other defined contribution plan (other than a defined contribution pension plan) in a Required Aggregation Group or a Permissive Aggregation Group, the Employee's account balances under the respective plan, determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, including contributions actually made after the valuation date but before the Determination Date (and, in the first plan year of a plan, also including any contributions made after the Determination Date which are allocated as of a date in the first plan year).

(2)           With respect to any defined contribution pension plan in a Required Aggregation Group or a Permissive Aggregation Group, the Employee's account balances under the plan, determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, including contributions which have not actually been made, but which are due to be made as of the Determination Date.

(3)           With respect to any defined benefit plan in a Required Aggregation Group or a Permissive Aggregation Group, the present value of the Employee's accrued benefits under the plan, determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, pursuant to the actuarial assumptions used by such plan, and calculated as if the Employee terminated Service under such plan as of the valuation date (except that, in the first plan year of a plan, a current Participant's estimated Accrued Benefit as of the Determination Date shall be taken into account).

(4)           The present values of accrued benefits and the amounts of account balances of an employee as of the Determination Date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

(5)           The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(6)           The Accrued Benefit shall be calculated to include all amounts attributable to both Employer and Employee contributions, but shall exclude amounts attributable to voluntary deductible Employee contributions, if any.

(7)           Rollover and direct plan-to-plan transfers shall be taken into account as follows:

(A)           If the transfer is initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another unrelated employer, the transferring plan shall continue to count the amount transferred; the receiving plan shall not count the amount transferred.

(B)           If the transfer is not initiated by the Employee or is made between plans maintained by related employers, the transferring plan shall no longer count the amount transferred; the receiving plan shall count the amount transferred.

10.4           Determination of Top-Heavy Status.

This Plan shall be considered to be a top-heavy plan for any Plan Year if, as of the Determination Date, the value of the Accrued Benefits of Key Employees exceeds 60% of the value of the Accrued Benefits of all eligible Employees under the Plan.  Notwithstanding the foregoing, if the Employer maintains any other qualified plan, the determination of whether this Plan is top-heavy shall be made after aggregating all other plans of the Employer in the Required Aggregation Group and, if desired by the Employer as a means of avoiding top-heavy status, after aggregating any other plan of the Employer in the Permissive Aggregation Group.  If the required Aggregation Group is top-heavy, then each plan contained in such group shall be deemed to be top-heavy, notwithstanding that any particular plan in such group would not otherwise be deemed to be top-heavy.  Conversely, if the Permissive Aggregation Group is not top-heavy, then no plan contained in such group shall be deemed to be top-heavy, notwithstanding that any particular plan in such group would otherwise be deemed to be top-heavy.  In no event shall a plan included in a top-heavy Permissive Aggregation Group be deemed a top-heavy plan unless such plan is also included in a top-heavy Required Aggregation Group.

10.5           Minimum Contribution.

(a)           For any Plan Year in which the Plan is top-heavy, each Non-Key Employee who has met the age and service requirements, if any, contained in the Plan, shall be entitled to a minimum contribution (which may include forfeitures otherwise allocable) equal to a percentage of such Non-Key Employee's compensation (as defined in Section 415 of the Code) as follows:

(1)           If the Non-Key Employee is not covered by a defined benefit plan maintained by the Employer, then the minimum contribution under this Plan shall be 3% of such Non-Key Employee's compensation.

(2)           If the Non-Key Employee is covered by a defined benefit plan maintained by the Employer, then the minimum contribution under this Plan shall be 5% of such Non-Key Employee's compensation.

(b)           Notwithstanding the foregoing, the minimum contribution otherwise allocable to a Non-Key Employee under this Plan shall be reduced in the following circumstances:

(1)           The percentage minimum contribution required under this Plan shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions under other defined contribution plans in this Plan's Required Aggregation Group; provided, however, that this Section 10.5(b)(1) shall not apply if this Plan is included in a Required Aggregation Group and this Plan enables a defined benefit plan in such Required Aggregation Group to meet the requirements of Section 401(a)(4) or 410 of the Code.

(2)           No minimum contribution shall be required (or the minimum contribution shall be reduced, as the case may be) for a Non-Key Employee under this Plan for any Plan Year if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made on account of such Plan Year, in whole or in part, on behalf of the Non-Key Employee, in accordance with Section 416(c) of the Code.

(c)           For purposes of this Section 10.5, there shall be disregarded (1) any Employer contributions attributable to a salary reduction or similar arrangement, or (2) any Employer contributions to or any benefits under Chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other federal or state law.

(d)           For purposes of this Section 10.5, minimum contributions shall be required to be made on behalf of only those Non-Key Employees, as described in Section 10.6(a), who have not terminated Service as of the last day of the Plan Year.  If a Non-Key Employee is otherwise entitled to receive a minimum contribution pursuant to this Section 10.5(d), the fact that such Non-Key Employee failed to complete 1,000 Hours of Service or failed to make any mandatory or elective contributions under this Plan, if any are so required, shall not preclude him from receiving such minimum contribution.

(e)           Matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

10.6	Vesting.

(a)           For any Plan Year in which the Plan is a top-heavy plan, a Participant’s Account shall continue to vest according to the following schedule:

Years of Vesting Service Completed	Percentage Vested
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 or more	100%

After all Pre-PPA Exempt Loans (as defined in Section 7.2(b)) are repaid in full, the top-heavy vesting schedule shall be the same as in Section 7.2.

(b)           If for any Plan Year the Plan becomes top-heavy and the vesting schedule set forth in Section 10.6(a) becomes effective, then, even if the Plan ceases to be top-heavy in any subsequent Plan Year, the vesting schedule set forth in Section 10.7(a) shall remain applicable with respect to any Participant who has completed 3 or more Years of Service.

ARTICLE XI
ADMINISTRATION

11.1           Appointment of Administrator.

This Plan shall be administered by a committee consisting of up to 7 persons, whether or not Employees or Participants, who shall be appointed from time to time by the Board of Directors to serve at its pleasure.  Such Committee may, at the Board's discretion, be one and the same as the Committee or Retirement and Benefits Committee which administers the Sponsor's other employee benefit plans.  The Sponsor may require that each person appointed as an Administrator shall signify his acceptance by filing an acceptance with the Sponsor.  The term "Administrator" as used in this Plan shall refer to the members of the committee, either individually or collectively, as appropriate.  The authority to control and manage the operation and administration of the Plan is vested in the Administrator appointed by the Board of Directors. The Administrator shall have the rights, duties and obligations of an "administrator," as that term is defined in section 3(16)(A) of the Act, and of a "plan administrator," as that term is defined in Section 414(g) of the Code.  In the event that the Sponsor shall elect not to appoint any individuals to constitute a committee to administer the Plan, the Sponsor shall serve as the Administrator hereunder.

11.2           Resignation or Removal of Administrator.

An Administrator shall have the right to resign at any time by giving notice in writing, mailed or delivered to the Sponsor and to the Trustee.  Any Administrator who was an employee of the Employer at the time of his appointment shall be deemed to have resigned as an Administrator upon his termination of Service.  The Board of Directors may, in its discretion, remove any Administrator with or without cause, by giving notice in writing, mailed or delivered to the Administrator and to the Trustee.

11.3           Appointment of Successors:  Terms of Office, Etc.

Upon the death, resignation or removal of an Administrator, the Sponsor may appoint, by Board of Directors' resolution, a successor or successors.  Notice of termination of an Administrator and notice of appointment of a successor shall be made by the Sponsor in writing, with copies mailed or delivered to the Trustee, and the successor shall have all the rights and privileges and all of the duties and obligations of the predecessor.

11.4           Powers and Duties of Administrator.

The Administrator shall have the following duties and responsibilities in connection with the administration of this Plan:

(a)           To promulgate and enforce such rules, regulations and procedures as shall be proper for the efficient administration of the Plan, such rules, regulations and procedures to apply uniformly to all Employees, Participants and Beneficiaries;

(b)           To exercise discretion in determining all questions arising in the administration, interpretation and application of the Plan, including questions of eligibility and of the status and rights of Participants, Beneficiaries and any other persons hereunder;

(c)           To decide any dispute arising hereunder strictly in accordance with the terms of the Plan; provided, however, that no Administrator shall participate in any matter involving any questions relating solely to his own participation or benefits under this Plan;

(d)           To advise the Employer and direct the Trustee regarding the known future needs for funds to be available for distribution in order that the Trustee may establish investments accordingly;

(e)           To correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan;

(f)           To advise the Employer of the maximum deductible contribution to the Plan for each fiscal year;

(g)           To direct the Trustee concerning all matters requiring the Administrator's direction pursuant to the provisions of this Plan and the Trust Agreement;

(h)           To advise the Trustee on all terminations of Service by Participants, unless the Employer has so notified the Trustee;

(i)           To confer with the Trustee on the settling of any claims against the Fund;

(j)           To make recommendations to the Board of Directors with respect to proposed amendments to the Plan and the Trust Agreement;

(k)           To file all reports with government agencies, Employees and other parties as may be required by law, whether such reports are initially the obligation of the Employer, the Plan or the Trustee;

(l)           To have all such other powers as may be necessary to discharge its duties hereunder; and

(m)           To direct the Trustee to pay all expenses of administering this Plan, except to the extent that the Employer pays such expenses.

Full discretion is granted to the Administrator to interpret the Plan and to determine the benefits, rights and privileges of Participants, Beneficiaries or other persons affected by this Plan.  The Administrator shall exercise its discretion under the terms of this Plan and shall administer the Plan in accordance with its terms, such administration to be exercised uniformly so that all persons similarly situated shall be similarly treated.

11.5           Action by Administrator.

The Administrator may elect a Chairman and Secretary from among its members and may adopt rules for the conduct of its business.  A majority of the members then serving shall constitute a quorum for the transaction of business.  All resolutions or other action taken by the Administrator shall be by vote of a majority of those present at such meeting and entitled to vote.  Resolutions may be adopted or other action taken without a meeting upon written consent signed by at least a majority of the members.  All documents, instruments, orders, requests, directions, instructions and other papers shall be executed on behalf of the Administrator by either the Chairman or the Secretary of the Administrator, if any, or by any member or agent of the Administrator duly authorized to act on the Administrator's behalf.

11.6           Participation by Administrator.

No member of the committee constituting the Administrator shall be precluded from becoming a Participant in the Plan if he would be otherwise eligible, but he shall not be entitled to vote or act upon matters or to sign any documents relating specifically to his own participation under the Plan, except when such matters or documents relate to benefits generally.  If this disqualification results in the lack of a quorum, then the Board of Directors shall appoint a sufficient number of temporary members of the committee constituting the Administrator who shall serve for the sole purpose of determining such a question.

11.7           Agents.

The Administrator may employ agents and provide for such clerical, legal, actuarial, accounting, medical, advisory or other services as it deems necessary to perform its duties under this Plan.  The cost of such services and all other expenses incurred by the Administrator in connection with the administration of the Plan shall be paid from the Fund, unless paid by the Employer.

11.8           Allocation of Duties.

The duties, powers and responsibilities reserved to the Administrator may be allocated among its members so long as such allocation is pursuant to written procedures adopted by the Administrator, in which case, except as may be required by the Act, no Administrator shall have any liability, with respect to any duties, powers or responsibilities not allocated to him, for the acts of omissions of any other Administrator.

11.9           Delegation of Duties.

The Administrator may delegate any of its duties to any Employees of the Employer, or to any other person or firm, provided that the Administrator shall prudently choose such agents and rely in good faith on their actions.

11.10                      Administrator's Action Conclusive.

Any action on matters within the authority of the Administrator shall be final and conclusive except as provided in Article XII.

11.11                      Compensation and Expenses of Administrator.

No Administrator who is receiving compensation from the Employer as a full-time employee, as a director or agent, shall be entitled to receive any compensation or fee for his services hereunder.  Any other Administrator shall be entitled to receive such reasonable compensation for his services as an Administrator hereunder as may be mutually agreed upon between the Employer and such Administrator.  Any such compensation shall be paid from the Fund, unless paid by the Employer.  Each Administrator shall be entitled to reimbursement by the Employer for any reasonable and necessary expenditures incurred in the discharge of his duties.

11.12                      Records and Reports.

The Administrator shall maintain adequate records of its actions and proceedings in administering this Plan and shall file all reports and take all other actions as it deems appropriate in order to comply with the Act, the Code and governmental regulations issued thereunder.

11.13                      Reports of Fund Open to Participants.

The Administrator shall keep on file, in such form as it shall deem convenient and proper, all annual reports of the Fund received by the Administrator from the Trustee, and a statement of each Participant's interest in the Fund as from time to time determined.  The annual reports of the Fund and the statement of his Account balance, as well as a complete copy of the Plan and the Trust Agreement and copies of annual reports to the Internal Revenue Service, shall be made available by the Administrator to the Employer for examination by each Participant during reasonable hours at the office of the Employer, provided, however, that the statement of a Participant's Account balance shall not be made available for examination by any other Participant.

11.14                      Named Fiduciary.

The Administrator is the named fiduciary for purposes of Section 402 of the Act and shall be the designated agent for receipt of service of process on behalf of the Plan.  It shall use the care and diligence in the performance of its duties under this Plan that are required of fiduciaries under the Act.  Nothing in this Plan shall preclude the Employer from purchasing liability insurance to protect the Administrator with respect to its duties under this Plan.

11.15                      Information from Employer.

The Employer shall promptly furnish all necessary information to the Administrator to permit it to perform its duties under this Plan.  The Administrator shall be entitled to rely upon the accuracy and completeness of all information furnished to it by the Employer, unless it knows or should have known that such information is erroneous.

11.16                      Responsibilities of Directors.

Subject to the rights reserved to the Board of Directors acting on behalf of the Employer as set forth in this Plan, no member of the Board of Directors shall have any duties or responsibilities under this Plan, except to the extent he shall be acting in the capacity of an Administrator or Trustee.

11.17                      Liability and Indemnification.

(a)           To the extent not prohibited by the Act, the Administrator shall not be responsible in any way for any action or omission of the Employer, the Trustee or any other person in the performance of their duties and obligations set forth in this Plan and in the Trust Agreement.  To the extent not prohibited by the Act, the Administrator shall also not be responsible for any act or omission of any of its agents, or with respect to reliance upon advice of its counsel (whether or not such counsel is also counsel to the Employer or the Trustee), provided that such agents or counsel were prudently chosen by the Administrator and that the Administrator relied in good faith upon the action of such agent or the advice of such counsel.

(b)           The Administrator shall not be relieved from responsibility or liability for any responsibility, obligation or duty imposed upon it under this Plan or under the Act.  Except for its own gross negligence, willful misconduct or willful breach of the terms of this Plan, the Administrator shall be indemnified and held harmless by the Employer against liability or losses occurring by reason of any act or omission of the Administrator to the extent that such indemnification does not violate the Act or any other federal or state laws.

ARTICLE XII
CLAIMS PROCEDURE

12.1           Notice of Denial.

If a Participant or his Beneficiary is denied any benefits under this Plan, either in whole or in part, the Administrator shall advise the claimant in writing of the amount of his benefit, if any, and the specific reasons for the denial.  The Administrator shall also furnish the claimant at that time with a written notice containing:

(a)           A specific reference to pertinent Plan provisions;

(b)           A description of any additional material or information necessary for the claimant to perfect his claim, if possible, and an explanation of why such material or information is needed; and

(c)           An explanation of the Plan's claim review procedure.

12.2           Right to Reconsideration.

Within 60 days of receipt of the information described in 12.1 above, the claimant shall, if he desires further review, file a written request for reconsideration with the Administrator.

12.3           Review of Documents.

So long as the claimant's request for review is pending (including the 60-day period described in Section 12.2 above), the claimant or his duly authorized representative may review pertinent Plan documents and the Trust Agreement (and any pertinent related documents) and may submit issues and comments in writing to the Administrator.

12.4           Decision by Administrator.

A final and binding decision shall be made by the Administrator within 60 days of the filing by the claimant of his request for reconsideration; provided, however, that if the Administrator feels that a hearing with the claimant or his representative present is necessary or desirable, this period shall be extended an additional 60 days.

12.5           Notice by Administrator.

The Administrator's decision shall be conveyed to the claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.  The Administrator's decision shall be binding and conclusive with respect to all persons interested therein unless the Administrator has no reasonable basis for its decision.

12.6           Special Claims Procedures.

The following changes to the claims procedures set forth above shall apply to all claims for disability benefits under the Plan.  A disability benefit is any benefit, the availability of which is conditioned upon a showing of a disability.  Unless a change to the normal claims procedures set forth above is indicated, the normal procedures will also apply to claims for disability benefits.

(a)           In the case of a claim for disability benefits, the Administrator shall advise the claimant of any adverse determination not later than 45 days after receipt of the claim.  Should it be necessary, that period may be extended by 30 days provided the Plan notifies the claimant of the circumstances prior to the expiration of the initial 45 day period.  In addition to the disclosure requirements of Section 12.1, a notice of denial of disability benefits must include:  (a) any internal rule or guideline relied upon by the Plan in making its determination and; (b) if the adverse determination is based on a medical necessity or experimental treatment, a statement explaining the specific clinical judgment for the determination, or a statement that such an explanation will be provided upon request.

(b)           Within 180 days of receipt of a notice of denial of a disability claim, the claimant may file a written claim for review with the Administrator.

(c)           Within 45 days, the Administrator must provide the claimant with a written notification of the benefit determination on review.  Should an extension of time be required, the initial period may be extended by up to 45 additional days.  The notice of the review determination shall include all of the disclosures required to be made by Section 12.1 and this Section 12.6.

ARTICLE XIII
AMENDMENTS, TERMINATION AND MERGER

13.1           Amendments.

The Sponsor reserves the right at any time and from time to time, for any reason and retroactively if deemed necessary or appropriate by it, to the extent permissible under law, to conform with governmental regulations or other policies, to amend in whole or in part any or all of the provisions of this Plan, provided that:

(a)           No amendment shall make it possible for any part of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries under the Trust Agreement, except to the extent provided in Section 4.4;

(b)           No amendment may, directly or indirectly, reduce the vested portion of any Participant's Account balance as of the effective date of the amendment or change the vesting schedule with respect to the future accrual of Employer contributions for any Participants unless each Participant with 3 or more Years of Vesting Service is permitted to elect to have the vesting schedule in effect before the amendment used to determine his vested benefit;

(c)           No amendment may eliminate an optional form of benefit; and.

(d)           No amendment may increase or change the duties or liabilities of the Trustee without its consent.

Amendments may be made in the form of Board of Directors' resolutions or separate written document.  Copies of all amendments shall be delivered to the Trustee.

13.2           Effect of Change In Control.

(a)           In the event of a “change in control” of the Sponsor, as defined in paragraph (d) below, this Plan shall terminate at the effective time of such change in control.  Nothing in this Plan shall prevent the Sponsor from becoming a party to such a change in control.

(b)           Upon the effective time of a change in control, the Account balances of all affected Participants and Former Participants shall become fully vested and nonforfeitable, and the Trustee shall make payments to each Participant and Beneficiary in accordance with Section 9.5.

(c)           Notwithstanding any provision of the Plan to the contrary, at and after the effective time of a change in control, each of the following provisions shall become applicable; provided, however, that any such provision shall not apply if the Board of Directors determines that such provision would adversely affect the tax-qualified status of the Plan pursuant to Code Section 401(a), or should not apply for any other reason:

(1)           The Plan shall be interpreted, maintained and operated exclusively for the benefit of those individuals who are participating in the Plan as of the effective time of the change in control and their Beneficiaries.  Notwithstanding the provisions of Section 2.1(a), no Employee shall become a Participant for the first time at or after the effective time of a change in control.

(2)           After a Participant's Retirement, Disability or other termination of Service, such Participant's Account, regardless of its value, shall not be distributed and shall share in the allocation of the Employee Stock Ownership Contribution and Investment Adjustments until such time as either (A) the Fund is liquidated in connection with the termination of the Plan, or (B) the Participant (or his Beneficiary) receives a full distribution of his Account either upon his election in accordance with Section 9.2(c) or as required in accordance with Section 8.8, 9.3 or 9.4.

(3)           Upon the termination of the Plan, Employer Securities that are allocated to the Exempt Loan Suspense Account and that are not used to repay an Exempt Loan shall be allocated as Investment Adjustments in accordance with Section 5.3.

(4)           Employer Securities that are released from the Exempt Loan Suspense Account in accordance with Section 8.5 shall be allocated to the Employee Stock Ownership Account of each Participant regardless of whether he completed a Year of Vesting Service during the Plan Year or was an Employee on the last day of such Plan Year.

(5)           The Administrator shall consist of a committee selected by the Board of Directors, and such committee shall have the exclusive authority (i) to remove the Trustee and to appoint a successor trustee, (ii) to adopt amendments to the Plan or the Trust Agreement to effectuate the provisions and intent of this Section 13.2, and (iii) to perform any or all of the functions and to exercise all of the discretion that are delegated to the Administrator pursuant to Article XI.

(6)           Any application for a favorable determination letter with respect to the tax-qualified status of the Plan under Code Section 401(a) with respect to its termination shall be subject to the prior review, comment and approval (which approval shall not be unreasonably withheld) of the Administrator, as defined in paragraph (5) above.

(d)           For purposes of this Section 13.2, the term "change in control" means the occurrence of any one or more of the events specified in the following clauses (i) through (iii): (i)any third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Sponsor with respect to which 25% or more of the total number of votes for the election of the Board of Directors may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Sponsor shall cease to constitute a majority of the Board of Directors, or (iii) the effective time of a transaction that is approved by the stockholders of the Sponsor and that provides either for the Sponsor to cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all of the assets of the Sponsor.

13.3           Consolidation or Merger of Trust.

In the event of any merger or consolidation of the Fund with, or transfer in whole or in part of the assets and liabilities of the Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Fund applicable to such Participants shall be transferred to the other trust fund only if:

(a)           Each Participant would receive a benefit under such successor trust fund immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (determined as if this Plan and such transferee trust fund had then terminated);

(b)           Resolutions of the Board of Directors, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets, and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities imposed under this Plan with respect to such Participants' inclusion in the new employer's plan; and

(c)           Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

13.4           Bankruptcy or Insolvency of Employer.

In the event of (a) the Employer's legal dissolution or liquidation by any procedure other than a consolidation or merger, (b) the Employer's receivership, insolvency, or cessation of its business as a going concern, or (c) the commencement of any proceeding by or against the Employer under the federal bankruptcy laws, or similar federal or state statute, or any federal or state statute or rule providing for the relief of debtors, compensation of creditors, arrangement, receivership, liquidation or any similar event which is not dismissed within 30 days, this Plan shall terminate automatically with respect to such entity on such date (provided, however, that if a proceeding is brought against the Employer for reorganization under Chapter 11 of the United States Bankruptcy Code or any similar federal or state statute, then this Plan shall terminate automatically if and when said proceeding results in a liquidation of the Employer, or the approval of any Plan providing therefor, or the proceeding is converted to a case under Chapter 7 of the Bankruptcy Code or any similar conversion to a liquidation proceeding under federal or state law including, but not limited to, a receivership proceeding).  In the event of any such termination as provided in the foregoing sentence, the Trustee shall make payments to the persons entitled thereto in accordance with Section 9.6 hereof.

13.5           Voluntary Termination.

The Board of Directors reserves the right to terminate this Plan at any time by giving to the Trustee and the Administrator notice in writing of such desire to terminate.  The Plan shall terminate upon the date of receipt of such notice, the Account balances of all affected Participants and Former Participants shall become fully vested and nonforfeitable, and the Trustee shall make payments to each Participant or Beneficiary in accordance with Section 9.6.  Alternatively, the Sponsor, in its discretion, may determine to continue the Trust Agreement and to continue the maintenance of the Fund, in which event distributions shall be made upon the contingencies and in all the circumstances under which such distributions would have been made, on a fully vested basis, had there been no termination of the Plan.  In addition, an entity other than the Sponsor that is participating in this Plan may terminate its participation in the Plan on a prospective basis by action of its board of directors.  Upon such termination of participation, Participants who are employees of such entity shall be entitled to distributions from this Plan in accordance with Article IX and this Article XIII.

13.6           Partial Termination of Plan or Permanent Discontinuance of Contributions.

In the event that a partial termination of the Plan shall be deemed to have occurred, or if the Employer shall discontinue permanently its contributions hereunder, the right of each affected Participant and Former Participant in his Account balance shall be fully vested and nonforfeitable.  The Sponsor, in its discretion, shall decide whether to direct the Trustee to make immediate distribution of such portion of the Fund assets to the persons entitled thereto or to make distribution in the circumstances and contingencies which would have controlled such distributions if there had been no partial termination or permanent discontinuance of contributions.

ARTICLE XIV
MISCELLANEOUS

14.1           No Diversion of Funds.

It is the intention of the Employer that it shall be impossible for any part of the corpus or income of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except to the extent that a return of the Employer's contribution is permitted under Section 4.4.

14.2           Liability Limited.

Neither the Employer nor the Administrator, nor any agents, employees, officers, directors or shareholders of any of them, nor the Trustee, nor any other person, shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

14.3           Facility of Payment.

If the Administrator shall receive evidence satisfactory to it that a Participant or Beneficiary entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of such Participant or Beneficiary and that no guardian, committee or other representative of the estate of such Participant or Beneficiary shall have been duly appointed, the Administrator may direct the Trustee to make payment of such benefit otherwise payable to such Participant or Beneficiary, to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

14.4           Spendthrift Clause.

Except as permitted by the Act or the Code, including in the case of certain judgments and settlements described in subparagraph (C) of Section 401(a)(13) of the Code, no benefits or other amounts payable under the Plan shall be subject in any manner to anticipation, sale, transfer, assignment, pledge, encumbrance, charge or alienation.  If the Administrator determines that any person entitled to any payments under the Plan has become insolvent or bankrupt or has attempted to anticipate, sell, transfer, assign, pledge, encumber, charge or otherwise in any manner alienate any benefit or other amount payable to him under the Plan or that there is any danger of any levy or attachment or other court process or encumbrance on the part of any creditor of such person entitled to payments under the Plan against any benefit or other accounts payable to such person, the Administrator may, at any time, in its discretion, and in accordance with applicable law, direct the Trustee to withhold any or all payments to such person under the Plan and apply the same for the benefit of such person, in such manner and in such proportion as the Administrator may deem proper.

14.5           Benefits Limited to Fund.

All contributions by the Employer to the Fund shall be voluntary, and the Employer shall be under no legal liability to make any such contributions, except as otherwise provided herein.  The benefits of this Plan shall be provided solely by the assets of the Fund, and no liability for the payment of benefits under the Plan or for any loss of assets due to any action or inaction of the Trustee shall be imposed upon the Employer.

14.6           Cooperation of Parties.

All parties to this Plan and any party claiming interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary and desirable for carrying out this Plan or any of its provisions.

14.7           Payments Due Missing Persons.

The Administrator shall direct the Trustee to make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provision in the Plan to the contrary, if, after a period of 5 years from the date such benefit shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended.  Before this provision becomes operative, the Trustee shall send a certified letter to all such persons at their last known address advising them that their interest in benefits under the Plan shall be suspended.  Any such suspended amounts shall be held by the Trustee for a period of 3 additional years (or a total of 8 years from the time the benefits first became payable), and thereafter such amounts shall be reallocated among current Participants in the same manner that a current contribution would be allocated.  However, if a person subsequently makes a valid claim with respect to such reallocated amounts and any earnings thereon, the Plan earnings or the Employer's contribution to be allocated for the year in which the claim shall be paid shall be reduced by the amount of such payment.  Any such suspended amounts shall be handled in a manner not inconsistent with regulations issued by the Internal Revenue Service and Department of Labor.

14.8           Governing Law.

This Plan has been executed in the State of Kansas, and all questions pertaining to its validity, construction and administration shall be determined in accordance with the laws of that State, except to the extent superseded by the Act.

14.9           Nonguarantee of Employment.

Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

14.10                      Counsel.

The Trustee and the Administrator may consult with legal counsel, who may be counsel for the Employer and for the Administrator or the Trustee (as the case may be), with respect to the meaning or construction of this Plan and the Trust Agreement, their respective obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and they shall be fully protected to the extent allowable by law with respect to any action taken or omitted by them in good faith pursuant to the advice of legal counsel.

14.11                      Purposes.

This Plan is intended to satisfy the Federal Tax Qualification Requirements for stock bonus plans which are intended to operate and serve as employee stock ownership plans as described in Code Section 4975(e)(7).  This Plan has been implemented so that Participants may be provided with an opportunity to accumulate capital for their future economic security by being provided an equity interest in their employer.  This Plan, as an employee stock ownership plan, is intended to invest primarily in “qualifying employer securities” as defined in Code Section 4975(e)(8) of the Code.

14.12                      Invalidity.

Subject to the requirements of the Code and the Act, in the event any provision of the Agreement, as between the Sponsor and the Trustee, shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof, and this Agreement shall thereafter be construed and enforced as if said illegal or invalid provisions had never been included herein.

ARTICLE XVI
TRUST PROVISIONS

15.1           Contributions.

The Employer shall contribute and pay over to the Trustee, annually or more often, as the Employer shall decide, such amounts as shall be determined under the Plan. Notwithstanding the foregoing, however, the Employer shall contribute sufficient amounts to make the principal and interest payments on any Exempt Loan as they become due; provided, however, that no such contribution shall exceed the limitations under Sections 404 and 415 of the Code. Contributions may be made by the Employer to the Trustee in the form of cash, Employer Securities or any other property permissible under the Code and acceptable to the Trustee.

As set forth in the Plan, and except as provided in this Section, the Employer assumes no contractual obligation to continue contributions to the Plan but has specifically reserved therein the right at any time and for any reason to discontinue the Plan and the contributions provided to be made thereunder. Failure by the Employer to continue the Plan or make contributions provided to be made thereunder shall not give rise to any liability on its part whatsoever other than for contributions provided to be made prior to the effective date of the termination.

15.2           Information and Data to be Furnished the Trustee.

(a)           The Employer agrees to furnish the Trustee, through the Administrator, with such information and data relative to the Plan as is necessary for the proper administration of the Fund established hereunder. The Employer also agrees that the Administrator or an investment manager appointed pursuant to this Article (“Investment Manager”) shall direct the Trustee with respect to all matters contemplated by the Plan and this Agreement. The Employer shall promptly notify the Trustee in writing in the event that the Internal Revenue Service proposes to disallow the qualified status of the Plan or Trust.

(b)           Except as otherwise provided by law or as otherwise provided in the Plan or in this Agreement, neither the Employer nor any of its shareholders or directors, nor the Administrator, shall have any duties or obligations with respect to this Agreement.

(c)           Except as otherwise provided by law, neither the Employer, nor any of its officers, directors, employees, or partners (as the case may be), nor the Administrator, shall in any way be liable or responsible to any Participant, Beneficiary, Trustee or any other person, firm or corporation whatsoever for any acts of omission or commission in connection with his or its duties, as specified in this Article, unless such act of omission or commission is due to his or its own individual, willful and intentional nonfeasance, malfeasance or misfeasance.

15.3           Trust Fund and Accounts.

(a)           The Trustee shall establish and maintain a trust fund into which shall be paid the contributions made by the Employer under the terms of the Plan, which contributions, together with any income, gains or profits, less distributions, expenses and losses, shall comprise the Fund held by the Trustee. The Trustee shall hold, invest, reinvest, manage, administer and distribute the assets of the Fund, as hereinafter set forth, in accordance with the directions of the Administrator or an Investment Manager and for the exclusive benefit of the Employees participating in the Plan or their  Beneficiaries.

(b)           As a part of the Fund, the Administrator shall establish and maintain any individual Participants' Accounts required under the provisions of the Plan for such individuals who become Participants from time to time, including any separate accounts as may be provided for in the Plan from time to time to aid in the administration of the Plan. In addition, the Trustee shall establish and maintain suspense accounts as a part of the Fund for the purposes specified in the Plan. The establishment of separate accounts hereunder shall not require a segregation of any part of the assets of the Fund, and no Participant shall acquire any right to or interest in any specific asset of the Fund as a result of the allocations to such accounts provided for under the Plan.

(c)           The Trustee shall accept and hold in the Fund contributions made by the Employer under the Plan. If the amount of the contribution is less than any minimum established for any investment medium, then the contribution may be held by the Trustee in cash, without interest, until such time as the required amount has been contributed so that an investment may be properly made. The Trustee shall not be responsible in any way for the administration of the Plan and shall be under no duty to determine whether the amount of any contribution is in accordance with the Plan or to collect or enforcement of any contribution.

(d)           The Trustee shall make payment from the Fund to such persons (who may include the Administrator) in such manner, at such times, and in such amounts as the Administrator may from time to time direct in writing. Each such direction shall be in the form of a certificate setting forth the names and addresses of, and the amount payable to, the persons named therein and verifying that such persons are entitled to receive benefits under the Plan in the amounts and at the times stated in such certificate. All such payments shall be made by the Trustee in kind or, if in cash, by checks mailed postage prepaid to the persons or companies named in such certificate at their addresses therein set forth.

(e)           Upon receipt of written instructions from the Administrator, the Trustee shall charge the appropriate account of the Participant for any withdrawals or distributions made under the Plan.

(f)           In the event that any dispute shall arise as to the persons to whom payments and the delivery of any fund or property shall be made by the Trustee, or the amounts thereof, the Trustee may retain such payments and/or postpone such delivery until actual adjudication of such dispute shall have been made in a court of competent jurisdiction as provided herein, or it shall be indemnified against loss to its satisfaction.

(g)	The Trust Fund shall be valued as follows:

(i)           As of each Valuation Date, the Trustee shall determine the net worth of the assets of the Fund and report such value to the Administrator in writing. In determining such net worth, the Trustee shall evaluate the assets of the Fund at their fair market value as of such Valuation Date and shall deduct all expenses chargeable to the Fund. Any increase or decrease in the net worth of the assets of the Fund shall be allocated as of each Valuation Date among the Accounts established as a part of the Fund in the manner specified in the Plan.

(ii)           In determining and valuing the assets and liabilities of the Fund for any purpose, securities held in the Fund shall be valued at their last published sale price on the Valuation Date, or if the Valuation Date is not a business day, then on the business day immediately prior thereto upon the New York Stock Exchange or upon any other recognized exchange or exchanges, or if no sale shall have been reported, and in the case of over-the-counter quotations, the last bid price at the close of business on said business day, all as reported by any report in common use or authorized as official by the New York Stock Exchange or any such other exchange, as the case may be. Where any security is listed on two or more exchanges, the Administrator or an Investment Manager shall direct the Trustee from time to time with respect to the particular exchange which shall be used for the purpose of this Section.

(iii)           However, with respect to securities, in the event the Administrator or an Investment Manager considers the method described in Section 15.3(g)(ii) above to be impracticable because of the fact that any of the securities included in the Fund are not quoted or listed, or for any other reason, then the Trustee shall employ, at the expense of the Fund, an independent appraiser to appraise such securities for the purpose of obtaining the value of the Fund and for any other purpose in the administration of the Trust.

15.4           Duties and Powers of the Trustee.

(a)           The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, which shall show the complete record of the operation of the Fund, and all such accounts and the books and records relating thereto shall be open to inspection at all reasonable times by any person designated in writing by the Administrator.

(b)           The Trustee shall also furnish to the Employer and the Administrator, upon request, balance sheets and statements of receipts and disbursements during the continuance of this Agreement as of any date requested, but the Trustee shall not be required to furnish such statements more than once in any three-month period.

(c)           Within one hundred twenty (120) days following the close of each Plan Year, and within one hundred twenty (120) days following the resignation or removal of the Trustee as provided for in Section 15.5 hereof, and within one hundred twenty (120) days following the completion of the application or distribution of the Fund upon termination of the Plan, the Trustee shall file with the Employer and with the Administrator a written account setting forth all investments, receipts, disbursements and other transactions effected by it during such year or during the period from the closing date of the last preceding written account to the date of such resignation or removal or to the date of such completion of application or distribution of funds. Each such account shall set forth in summary form the receipts and disbursements of the Trustee for the period accounted for and shall include a description of all securities and other assets purchased and sold during the period accounted for, and the cost or proceeds of sale thereof, and shall show all cash, securities and other property held at the end of such period, and the cost and the market value of each item thereof. Except as otherwise prescribed by the Act, the Trustee shall be forever released and discharged from any liability or accountability to anyone about the propriety of its acts or transactions shown in such account, except with respect to any such acts or transactions as to which the Employer or Administrator shall, within the one year period after such account shall have been filed with the Employer and with the Administrator, file with the Trustee a written statement setting forth its or their exceptions or objections. If such account is filed with the Trustee and the matters thereby brought into controversy cannot be adjusted by agreement between the Employer and/or Administrator and the Trustee, then the Trustee shall file such account in any court of competent jurisdiction for audit and adjudication, as provided in Section 15.8(g) hereof. The written approval by the Employer and by the Administrator of any account filed by the Trustee with the Employer and the Administrator shall forever release and discharge the Trustee from any liability or accountability to anyone about the propriety of its acts or transactions shown in such account.

(d)           The Trustee may employ such counsel, accountants, brokers, actuaries and other agents and provide for such clerical, accounting, actuarial and other services as the Trustee may deem advisable to perform its duties under this Agreement, or as may be directed by the Administrator. The Trustee may pay for such services in accordance with Section 15.4(y) hereof.

(e)           The Trustee may enter into contracts in such form as it shall determine with one or more persons, firms, corporations or associations to provide administrative services in handling investments, including custodial arrangements with qualified parties.

(f)           The Administrator may retain the services of one or more persons or firms for the management of (including the power to acquire and dispose of) all or any part of the Fund, or to direct the Trustee on investments for all or any part of the Fund, provided that each such person or firm is registered as an investment advisor under the Investment Advisers Act of 1940, is a bank (as defined in that Act), or is an insurance company qualified to manage, acquire or dispose of trust assets under the laws of more than one state, and provided that each of such persons or firms has acknowledged in writing that he or it is a fiduciary with respect to the Plan; in such event, the investment manager or managers shall have the same investment powers and duties as the Administrator to direct the Trustee with respect to any matters contemplated under the Plan or this Agreement, to the extent that such advisors are so retained, and the Trustee shall not be liable for the acts or omissions of such investment manager or managers, or for any transaction entered into upon the instructions of such investment manager or managers, nor shall it be under any obligation to invest or otherwise manage any Fund assets except as directed by the Administrator or such investment manager or managers.

(g)           The Trustee shall have all of the powers necessary or desirable to perform properly its duties as a directed trustee under the terms of this Agreement.

(h)           The Trustee shall invest and reinvest the Fund assets primarily in Employer Securities in accordance with the directions of the Administrator or an Investment Manager. If any distribution of an investment may be paid at the election of the shareholder in additional shares or in cash, the Trustee may elect to receive it in additional shares. The Trustee is also directed to sell or redeem shares as required to implement the instructions of the Administrator or an Investment Manager or to pay the Trustee’s fees and expenses.

(i)           In extension and not in limitation of the powers given it by law or by other provisions of this Agreement, the Trustee, in complying with the directions of the Administrator or an Investment Manager, shall have the following powers with respect to the Fund, to be exercised at the direction of the Administrator or an Investment Manager, if applicable.

(j)           To invest and reinvest any monies at any time forming a part of the Fund in any capital or common stock (whether voting or non-voting and whether or not currently paying a dividend), preferred or preference stock (whether voting or non-voting and whether or not currently paying a dividend), convertible securities, corporate and governmental obligations, common or collective trust funds or pooled investment funds maintained by a bank or trust company or pooled investment funds of an insurance company qualified to do business in a state even though such bank, trust company or insurance company is a disqualified person within the meaning of Section 4975(e)(2) of the Code, notes and other evidences of indebtedness or ownership (secured or unsecured), contracts, partnership or joint venture interests, choses in action, and warrants and other instruments entitling the owner thereof to subscribe to or purchase any of the aforesaid. A substitute trustee need not request approval from any governmental agency as to the propriety of any investment in the Fund at the time it assumes its duties.

(k)           To borrow or raise money for the purposes of the Fund, including the borrowing of money for the purpose of acquiring Employer Securities to the extent permitted by the Act, the Code and the applicable regulations, upon such terms and conditions as are directed by the Administrator or an Investment Manager in its absolute discretion. For any sum so borrowed, the Trustee may, in accordance with the directions of the Administrator or an Investment Manager, issue a promissory note as Trustee and secure the repayment thereof by pledging, mortgaging or otherwise assigning all or any part of the Fund.

(l)           To vote in person or by proxy any stocks, bonds or other securities held by the Trustee; to exercise any options appurtenant to any stocks, bonds or other securities, or to exercise any right to subscribe for additional stocks, bonds, or other securities and to make any and all necessary payments therefor; to join in, or to dissent from and to oppose the reorganization, recapitalization, consolidation, liquidation, sale or merger of corporations or properties, upon such terms and conditions as may be specified in directions to the Trustee by the Administrator or an Investment Manager. Notwithstanding the foregoing, each Participant with an Employee Stock Ownership Account shall be entitled to direct the Trustee as to the manner in which the Employer Securities in such Account are to be voted in accordance with Section 8.2.

(m)           To cause any investments from time to time held by it to be registered in, or transferred into, its name as Trustee, or the name of a nominee, or to retain them unregistered or in form permitting transferability by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the Fund. The Administrator or an Investment Manager may direct the Trustee to utilize the services of a securities clearing corporation to the extent permitted by applicable law.

(n)           To employ and enter into agreements with such counsel, accountants, brokers, investment advisors, and other agents as the Trustee shall deem advisable, or as may be directed by the Administrator, and to pay their reasonable expenses and compensation.

(o)           To retain any cash and keep unproductive of income any portion of the Fund as the Administrator or an Investment Manager, in its absolute discretion, may direct, without liability to pay interest on such cash balance or on cash in its hands pending investment or distribution.

(p)           To hold and administer the Fund without distinction between principal and income, and as a single trust fund without physical segregation of any separate funds or accounts provided for in the Plan, except where the Plan clearly requires the segregation of Fund assets.

(q)           The Trustee shall acquire or hold, in accordance with the directions of the Administrator or an Investment Manager, any security issued by the Employer or an affiliate of the Employer which is a “qualifying employer security” or any real property (and related personal property) which is leased to the Employer or an affiliate of the Employer which is a “qualifying employer real property,” as such terms are defined in the Act and the Code. The Trustee may invest up to one hundred percent (100%) of the Fund in qualifying employer securities in accordance with the direction of the Administrator or an Investment Manager.

(r)           In accordance with the direction of the Administrator or an Investment Manager, the Trustee shall purchase or sell qualifying employer securities from or to any party (subject to any restrictions applicable to such employer securities), including the Employer.

(s)           Any qualifying employer securities held in the Fund shall be valued at fair market value for all purposes of the Plan. The determination of fair market value shall be made in good faith by the Trustee in accordance with Section 15.3(g) hereof.

(t)           As this Trust is the trust for an employee stock ownership plan, the Trustee shall invest the assets of the Trust, in accordance with the directions of the Administrator or an Investment Manager, primarily in Employer Securities.

(u)           Any Employer Securities received by the Trustee as a stock split or dividend or as the result of a reorganization or recapitalization of the Sponsor shall be allocated as of each Valuation Date in proportion to the Employer Securities to which they are attributable.

(v)           The Trustee shall perform its duties in accordance with the Act, as well as in accordance with the Plan and this Agreement insofar as they are consistent with the provisions of the Act. The Trustee shall be under no duty to defend or engage in any suit with respect to the Fund unless the Trustee shall have been fully indemnified to its satisfaction. To the extent not prohibited by the Act, the Trustee shall not be responsible in any way for any action or omission of the Employer or the Administrator with respect to its duties and obligations as set forth in the Plan and this Agreement. To the extent not prohibited by the Act, the Trustee shall also not be responsible for any action or omission of any of its agents or with respect to reliance upon the advice of its counsel (whether or not such counsel is also counsel to the Employer or the Administrator), provided that such agents or counsel were prudently chosen by the Trustee and that the Trustee relied in good faith upon the action of such agent or the advice of such counsel. The Trustee shall not be relieved from responsibility or liability for any responsibility, obligation or duty imposed upon it under the Plan or under the Act.

(w)           The Trustee is a party to this document solely for the purposes set forth in this document and to perform the acts set forth herein, and no obligation or duty shall be expected or required of the Trustee except as expressly stated in the Plan or this Agreement.

(x)           The Trustee may receive such reasonable fee for its services as shall be mutually agreed upon, prior to the rendering of such services, between the Sponsor and the Trustee. Any expenses incurred by the Trustee in the administration of the Trust shall be paid from the Trust unless paid by the Employer directly. If paid by the Trust, such expenses (including the fees of a corporate trustee) shall be charged proportionately (or in such other reasonable manner as the Trustee shall determine) to the Accounts of all Participants, unless such expenses are allocable to the Account or Accounts of one or more specific Participants.

(y)           The Employer shall indemnify and hold harmless the Trustee and its respective officers, directors, employees and agents from and against any and all damages (including without limitation amounts paid in settlement), fines, losses, costs, liabilities, interest and reasonable attorneys' fees that result from or relate to any Claims (as defined below) that relate to or arise out of Trustee's being or having been Trustee of the Plan (hereinafter collectively referred to as the “Trustee Liabilities”) (whether or not it is Trustee at the time any such Trustee Liabilities are asserted or incurred); provided, however, that the foregoing indemnification shall not apply to matters as to which Trustee breached its fiduciary duties under the Act, unless such breach either: (i) was performed (or not performed) in accordance with the specific direction of the Employer, the Administrator, or any person engaged by the Employer or Administrator for such purpose (including, but not limited to, directions from an Investment Manager); or (ii) was caused by the Employer's or the Administrator's knowing violation of applicable law or their respective duties undertaken with respect to the Plan and Trust (including, but not limited to, their fiduciary duties under the Act). For purposes of this Section, “Claims” shall mean any actions, causes of action, claims, demands, suits, proceedings, disputes, citations, summons, subpoenas, inquiries or investigations of any nature whatsoever, whether or not in law, in equity or in any civil, criminal or regulatory proceeding.

Each and all of the foregoing powers may be exercised without court order or other legal formality. No one dealing with the Trustee need inquire concerning the validity or propriety of anything that is done or need see to the application of any money paid or property transferred to or upon the order of the Trustee.

15.5           Resignation or Removal of the Trustee.

The Trustee may resign from being trustee under this Agreement at any time by giving the Sponsor and the Administrator written notice of resignation. The Trustee may be removed by the Sponsor by written notice of removal either mailed or delivered by hand to the Trustee. Such resignation or removal shall take effect on the date specified in the notice of resignation or removal, but the date thus specified shall not be less than thirty (30) days nor more than ninety (90) days following the date of mailing or delivery of such notice. In the event that the Trustee is unable or unwilling to comply with instructions from the Sponsor, the Investment Manager (if any), or the Administrator, or the voting determination made pursuant to Plan Section 8.2, the Trustee shall be entitled to resign immediately upon delivery of written notice to the Sponsor. Notwithstanding the preceding sentence, the Trustee shall not be entitled to resign immediately in the event of a dispute between the Trustee and the Sponsor or the Administrator about the prudence of continuing to make payments under a previously negotiated Exempt Loan to purchase Employer Securities. In the event of such a dispute, the Trustee may resign, but such resignation shall not take effect less than thirty (30) days from the date of the mailing of such written resignation. In no event shall the resignation or removal of the Trustee terminate this Agreement, but upon such resignation or removal of the Trustee, the Sponsor shall have the duty forthwith to appoint a successor trustee to carry out the terms of this Agreement. Notice in writing of such appointment of a successor trustee shall be given to the Trustee resigning or being removed by the Sponsor. In the event of such resignation or removal of the Trustee and upon the appointment of a successor trustee and acceptance by such trustee, the Trustee shall transfer to the successor trustee the assets of the Fund and all records or books of account pertaining to this Agreement in its possession, provided that the Trustee shall be given a reasonable time, not to exceed sixty (60) days, to complete its accounting before making such transfer. Upon such resignation or removal of a corporate Trustee, it shall be entitled to be paid its fee, if any, earned to the date of such resignation or removal. A successor trustee shall have the same powers and duties as those herein conferred upon the Trustee. A successor trustee may be removed or may resign in the same manner, and, in the event of such removal or resignation of a successor trustee, the same steps shall be allowed as on the removal or resignation of the Trustee. When the Fund assets shall have been transferred and delivered to the successor trustee and the accounts of the Trustee shall have been settled in accordance with Section 15.4(c), the Trustee shall be forever released and discharged from all further accountability, responsibility and liability to anyone for the Fund assets and shall not be responsible in any way for the further disposition of the Fund.

15.6           Continuance and Termination of this Agreement.

(a)           The Trust shall continue as long as the Plan is in full force and effect. If the Plan ceases to be in full force and effect, the Trust shall thereupon terminate unless expressly extended by the Sponsor.

(b)           Upon the termination of the Plan, the Fund shall be allocated and distributed or held by the Trustee as provided in Article XII.

(c)           Except as otherwise expressly provided in this instrument, neither the termination of the Trust nor any other action or non-action shall cause the Employer to have any right whatsoever with respect to any contribution, any asset of the Fund, or any other matter or thing whatsoever in connection with the Fund, it being expressly agreed and understood that all contributions made are irrevocable and that none of said contributions may, under any circumstances whatsoever (except as specifically set forth in the Plan), be returned to or used for the benefit of the Employer.

15.7           Miscellaneous.

(a)           The parties hereto shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, statement or other document which they reasonably believe to be genuine and to have been signed by the proper party or parties or by a person or persons authorized to act on its behalf.

(b)           No person dealing with the Trustee shall be under any obligation to inquire into the validity, expediency or propriety of any action by the Trustee or of any exercise by it of any of the powers conferred upon it by this Agreement. The execution by the Trustee of any instrument, document or paper in connection with the exercise of any of the powers enumerated herein shall, of itself, be conclusive evidence to all persons of the authority of the Trustee to execute the same and to exercise the powers incident thereto.

(c)           If at any time or times the Trustee is in doubt as to the course which it should follow in any matter relating to the administration of this Agreement, it may request the Administrator to advise it with respect thereto, and it shall be protected in relying upon the advice or direction which may be given it by the Administrator, in writing, in response to such request.

(d)           The Trustee shall not be required to give any bond or other security for the faithful performance of its duties hereunder, unless otherwise required by law.

IN WITNESS WHEREOF, the Sponsor has caused these presents to be executed by its duly authorized officers and its corporate seal to be affixed on this _____ day of _______, 2007.

ATTEST:	CAPITOL FEDERAL FINANCIAL

By
Secretary	President and Chief Executive Officer

[Corporate Seal]

ATTEST:	CAPITOL FEDERAL SAVINGS BANK

By
Secretary	President and Chief Executive Officer

[Corporate Seal]